                                             PRELIMINARY TERMSHEET
                                          [$606,086,000] APPROXIMATE

                                          RALI SERIES 2006-QA5 TRUST
                                               (ISSUING ENTITY)

                       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2006-QA5
                                             GROUP I CERTIFICATES

                                        RESIDENTIAL FUNDING CORPORATION
                                         (SPONSOR AND MASTER SERVICER)

                                       RESIDENTIAL ACCREDIT LOANS, INC.
                                                  (DEPOSITOR)

                                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                                 FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THESE MATERIALS ARE BEING OFFERED WHEN, AS AND IF ISSUED.  IN
PARTICULAR, YOU ARE ADVISED THAT ASSET-BACKED SECURITIES, AND THE ASSET POOLS BACKING THEM, ARE SUBJECT TO
MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF
SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL
PROSPECTUS.  AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE,
AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS
DESCRIBED IN THESE MATERIALS.  OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND
THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF WE DETERMINE THAT
CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUER NOR THE
UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE
COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

                               IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

THIS MATERIAL HAS BEEN PREPARED FOR INFORMATION PURPOSES TO SUPPORT THE PROMOTION OR MARKETING OF THE
TRANSACTION OR MATTERS ADDRESSED HEREIN.  THIS IS NOT A RESEARCH REPORT AND WAS NOT PREPARED BY THE MORGAN
STANLEY RESEARCH DEPARTMENT.  IT WAS PREPARED BY MORGAN STANLEY SALES, TRADING, BANKING OR OTHER NON-RESEARCH
PERSONNEL.  THIS MATERIAL WAS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY TAXPAYER, FOR
THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER UNDER COUNTRY-REGIONPLACEU.S. FEDERAL
TAX LAWS.  EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER'S PARTICULAR CIRCUMSTANCES FROM AN
INDEPENDENT TAX ADVISOR. PAST PERFORMANCE IS NOT NECESSARILY A GUIDE TO FUTURE PERFORMANCE. PLEASE SEE
ADDITIONAL IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

                               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO
WHICH THIS COMMUNICATION RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION
STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE
DEPOSITOR, ISSUING TRUST AND THIS OFFERING.  YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE
SEC WEB SITE AT WWW.SEC.GOV.  ALTERNATIVELY, THE DEPOSITOR OR ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN
THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-718-1649.

                    IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THIS E-MAIL OR AT THE BOTTOM OF
THE E-MAIL COMMUNICATION TO WHICH THIS MATERIAL MAY HAVE BEEN ATTACHED ARE NOT APPLICABLE TO THESE MATERIALS
AND SHOULD BE DISREGARDED.  SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A
RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

-------------------------------------------------------------------------------------------------------------
THIS MATERIAL WAS NOT PREPARED BY THE MORGAN STANLEY RESEARCH DEPARTMENT.  PLEASE REFER TO IMPORTANT
INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.
-------------------------------------------------------------------------------------------------------------

                                                                                   [FILED PURSUANT TO RULE 433]

TERM SHEET

RALI SERIES 2006-QA5 TRUST
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2006-QA5
GROUP I CERTIFICATES (AS DEFINED HEREIN)

RESIDENTIAL ACCREDIT LOANS, INC.
Depositor

RESIDENTIAL FUNDING CORPORATION
Sponsor and Master Servicer

DEUTSCHE BANK TRUST COMPANY COUNTRY-REGIONPLACEAMERICAS
Trustee

MORGAN STANLEY & CO. INCORPORATED
Lead Underwriter

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A BASE PROSPECTUS) WITH THE SECURITIES AND
EXCHANGE COMMISSION, OR SEC, FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES.  BEFORE YOU INVEST, YOU
SHOULD READ THE BASE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED
WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE DOCUMENTS
AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY
UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE BASE PROSPECTUS AT NO
CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-718-1649.

THE TRUST WILL HOLD A POOL OF ONE- TO FOUR-  FAMILY  RESIDENTIAL  HYBRID  ADJUSTABLE  RATE FIRST LIEN  MORTGAGE
LOANS,  DIVIDED INTO TWO LOAN GROUPS:  LOAN GROUP I AND LOAN GROUP II. THE  INFORMATION  CONTAINED IN THIS TERM
SHEET  DESCRIBES ONLY THE  CERTIFICATES  RELATING TO LOAN GROUP I (THE "GROUP I  CERTIFICATES"  OR THE "OFFERED
CERTIFICATES" AS APPLICABLE).

THIS TERM SHEET IS NOT REQUIRED TO, AND DOES NOT, CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN
THE BASE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT FOR THE OFFERED CERTIFICATES.  THE INFORMATION IN THIS TERM
SHEET IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE INFORMATION IN THIS TERM SHEET, IF CONVEYED PRIOR TO THE TIME OF YOUR COMMITMENT TO PURCHASE ANY OF THE
OFFERED CERTIFICATES, SUPERSEDES INFORMATION CONTAINED IN ANY PRIOR SIMILAR TERM SHEET, THE TERM SHEET
SUPPLEMENT AND ANY OTHER FREE WRITING PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET AND THE RELATED TERM SHEET SUPPLEMENT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER
TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

JUNE 20, 2006

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF OFFERED CERTIFICATES,
THE TERM SHEET SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH RESPECT TO THE OFFERED CERTIFICATES

We provide information to you about the offered certificates in three or more separate documents that provide progressively more detail:

-       the related base prospectus, dated March 3, 2006, which provides general information, some of which may not apply to the offered certificates;

-       the term sheet supplement, dated June 20, 2006, which provides general information about series of certificates issued pursuant to the depositor's QA program, some of which may not apply to the offered certificates; and

-       this term sheet, which describes terms applicable to the classes of offered certificates described herein and provides a description of certain collateral stipulations regarding the mortgage loans and the parties to the transaction, and provides other information related to the offered certificates.

This term sheet provides a very general overview of certain terms of the offered certificates and does not contain all of the information that you should consider in making your investment decision.  To understand all of the terms of a class of the offered certificates, you should read carefully this document, the term sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC website at www.sec.gov.

The registration statement to which this offering relates is Commission File Number 333-131213.

If the description of the offered certificates in this term sheet differs from the description of the senior certificates in the related base prospectus or the term sheet supplement, you should rely on the description in this term sheet.  Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the term sheet supplement and the related  base prospectus.

THE INFORMATION IN THIS TERM SHEET, IF CONVEYED PRIOR TO THE TIME OF YOUR CONTRACTUAL COMMITMENT TO PURCHASE
ANY OF THE OFFERED CERTIFICATES, SUPERSEDES ANY INFORMATION CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING
TO SUCH CERTIFICATES.  THE INFORMATION IN THIS TERM SHEET IS PRELIMINARY, AND IS SUBJECT TO COMPLETION OR
CHANGE.  THIS TERM SHEET IS BEING DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION ABOUT THE OFFERING
OF THE CERTIFICATES REFERRED TO IN THIS TERM SHEET AND TO SOLICIT AN OFFER TO PURCHASE THE CERTIFICATES,
WHEN, AS AND IF ISSUED.  ANY SUCH OFFER TO PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT CONSTITUTE
A CONTRACTUAL COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED YOUR OFFER TO
PURCHASE CERTIFICATES.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS
NOT OBLIGATED TO ISSUE SUCH CERTIFICATES OR ANY SIMILAR SECURITY AND THE UNDERWRITER'S OBLIGATION TO DELIVER
SUCH CERTIFICATES IS SUBJECT TO THE TERMS AND CONDITIONS OF THE UNDERWRITING AGREEMENT WITH THE ISSUING
ENTITY AND THE AVAILABILITY OF SUCH CERTIFICATES WHEN, AS AND IF ISSUED BY THE ISSUING ENTITY.  YOU ARE
ADVISED THAT THE TERMS OF THE OFFERED CERTIFICATES, AND THE CHARACTERISTICS OF THE MORTGAGE LOAN POOL BACKING
THEM, MAY CHANGE (DUE, AMONG OTHER THINGS, TO THE POSSIBILITY THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY
BECOME DELINQUENT OR DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT MORTGAGE LOANS MAY
BE ADDED TO THE POOL, AND THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED), AT
ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS.  YOU ARE ADVISED THAT CERTIFICATES MAY NOT
BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  THE UNDERWRITER'S OBLIGATION TO SELL
SUCH CERTIFICATES TO YOU IS CONDITIONED ON THE MORTGAGE LOANS AND CERTIFICATES HAVING THE CHARACTERISTICS
DESCRIBED IN THESE MATERIALS.  IF FOR ANY REASON THE ISSUING ENTITY DOES NOT DELIVER SUCH CERTIFICATES, THE
UNDERWRITER WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO
YOU TO DELIVER ALL OR ANY PORTION OF THE CERTIFICATES WHICH YOU HAVE COMMITTED TO PURCHASE, AND NONE OF THE
ISSUING ENTITY NOR ANY UNDERWRITER WILL BE LIABLE FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED
TO SUCH NON-DELIVERY.

NEITHER THE ISSUING ENTITY OF THE CERTIFICATES OR ANY OF ITS AFFILIATES PREPARED, PROVIDED, APPROVED OR
VERIFIED ANY STATISTICAL OR NUMERICAL INFORMATION PRESENTED HEREIN, ALTHOUGH THAT INFORMATION MAY BE BASED IN
PART ON LOAN LEVEL DATA PROVIDED BY THE ISSUING ENTITY OR ITS AFFILIATES.

RISK FACTORS

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.  The offered certificates are complex securities.  You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this term sheet, the term sheet supplement and the related base prospectus for the offered certificates in the context of your financial situation and tolerance for risk.  You should carefully consider, among other things, all of the applicable risk factors in connection with the purchase of any class of the offered certificates listed in the section entitled "Risk Factors" in the term sheet supplement.

                                            TRANSACTION HIGHLIGHTS

013f
----------- ------------ --------------- ----------------- ---------------- ------------------ -------------------- ------------- --------------
                                                                                Modified
                                                                              Duration To                            Initial
Offered                                  Expected Ratings    Avg Life to     Call(2)(3)(4) /    Payment Window To   Subordination
 Classes    Description    Balance(1)     S&P / Moody's    Call(2)(3)/Mty(3)    Mty (3)(4)      Call(2)(3) / Mty(3)    Level(5)      Benchmark
=========== ============ =============== ================= ================ ================== ==================== ============= ==============
----------- ------------ --------------- ----------------- ---------------- ------------------ -------------------- -------------- -------------
  I-A-1       Floater     $270,000,000      AAA / Aaa        2.41 / 2.65       2.14 / 2.28      1 - 77 / 1 - 184        6.45%      1 Mo. LIBOR
----------- ------------ --------------- ----------------- ---------------- ------------------ -------------------- -------------- -------------
----------- ------------ --------------- ----------------- ---------------- ------------------ -------------------- -------------- -------------
  I-A-2       Floater     $272,000,000      AAA / Aaa        2.41 / 2.65       2.14 / 2.28      1 - 77 / 1 - 184        6.45%      1 Mo. LIBOR
----------- ------------ --------------- ----------------- ---------------- ------------------ -------------------- -------------- -------------
----------- ------------ --------------- ----------------- ---------------- ------------------ -------------------- -------------- -------------
  I-A-3       Floater     $30,720,000       AAA / Aa1        2.41 / 2.65       2.14 / 2.28      1 - 77 / 1 - 184        6.45%      1 Mo. LIBOR
----------- ------------ --------------- ----------------- ---------------- ------------------ -------------------- -------------- -------------
----------- ------------ --------------- ----------------- ---------------- ------------------ -------------------- -------------- -------------
  I-M-1       Floater     $10,102,000       AA+ / Aa1        4.42 / 4.81       3.83 / 4.08     38 - 77 / 38 - 120       4.80%      1 Mo. LIBOR
----------- ------------ --------------- ----------------- ---------------- ------------------ -------------------- -------------- -------------
----------- ------------ --------------- ----------------- ---------------- ------------------ -------------------- -------------- -------------
  I-M-2       Floater      $5,204,000       AA+ / Aa2        4.41 / 4.74       3.81 / 4.03     38 - 77 / 38 - 111       3.95%      1 Mo. LIBOR
----------- ------------ --------------- ----------------- ---------------- ------------------ -------------------- -------------- -------------
----------- ------------ --------------- ----------------- ---------------- ------------------ -------------------- -------------- -------------
  I-M-3       Floater      $3,979,000       AA+ / Aa3        4.41 / 4.70       3.81 / 4.00     38 - 77 / 38 - 104       3.30%      1 Mo. LIBOR
----------- ------------ --------------- ----------------- ---------------- ------------------ -------------------- -------------- -------------
----------- ------------ --------------- ----------------- ---------------- ------------------ -------------------- -------------- -------------
  I-M-4       Floater      $2,449,000        AA / A1         4.40 / 4.65       3.80 / 3.96      37 - 77 / 37 - 98       2.90%      1 Mo. LIBOR
----------- ------------ --------------- ----------------- ---------------- ------------------ -------------------- -------------- -------------
----------- ------------ --------------- ----------------- ---------------- ------------------ -------------------- -------------- -------------
  I-M-5       Floater      $2,143,000        AA / A2         4.38 / 4.58       3.78 / 3.91      37 - 77 / 37 - 94       2.55%      1 Mo. LIBOR
----------- ------------ --------------- ----------------- ---------------- ------------------ -------------------- -------------- -------------
----------- ------------ --------------- ----------------- ---------------- ------------------ -------------------- -------------- -------------
  I-M-6       Floater      $2,142,000        AA / A3         4.38 / 4.53       3.77 / 3.87      37 - 77 / 37 - 90       2.20%      1 Mo. LIBOR
----------- ------------ --------------- ----------------- ---------------- ------------------ -------------------- -------------- -------------
----------- ------------ --------------- ----------------- ---------------- ------------------ -------------------- -------------- -------------
  I-M-7       Floater      $2,143,000       A+ / Baa1        4.38 / 4.46       3.73 / 3.78      37 - 77 / 37 - 85       1.85%      1 Mo. LIBOR
----------- ------------ --------------- ----------------- ---------------- ------------------ -------------------- -------------- -------------
----------- ------------ --------------- ----------------- ---------------- ------------------ -------------------- -------------- -------------
  I-M-8       Floater      $2,143,000        A+/ Baa2        4.35 / 4.36       3.69 / 3.69      37 - 77 / 37 - 79       1.50%      1 Mo. LIBOR
----------- ------------ --------------- ----------------- ---------------- ------------------ -------------------- -------------- -------------
----------- ------------ --------------- ----------------- ---------------- ------------------ -------------------- -------------- -------------
  I-M-9       Floater      $3,061,000        A / Baa3        4.16 / 4.16       3.49 / 3.49      37 - 72 / 37 - 72       1.00%      1 Mo. LIBOR
----------- ------------ --------------- ----------------- ---------------- ------------------ -------------------- -------------- -------------
----------- ------------------------------------------------------------------------------------------------------------------------------------
   I-SB                                                             Not Offered Hereby
----------- ------------------------------------------------------------------------------------------------------------------------------------
----------- ------------------------------------------------------------------------------------------------------------------------------------
  I-R-I
----------- ------------------------------------------------------------------------------------------------------------------------------------
----------- ------------------------------------------------------------------------------------------------------------------------------------
  I-R-II
----------- ------------------------------------------------------------------------------------------------------------------------------------
----------- ------------------------------------------------------------------------------------------------------------------------------------
 I-R-III
----------- ------------------------------------------------------------------------------------------------------------------------------------

Notes:
(1)     Bond sizes subject to a variance of plus or minus 10%.
(2)     Certificates are priced to a 10% Optional Termination.
(3)     Based on the prepayment assumption of 30% CPR.
(4)     Assumes pricing at par.
(5)     Subordination Levels are preliminary, subject to final Rating Agency approval and a variance of plus or minus 1.50%.

UNDERWRITER:                Morgan Stanley & Co. Incorporated

SIGNIFICANT SERVICERS:      Servicers that may  subservice  10% or more by principal  amount of the mortgage loans include HomeComings Financial Network, Inc., a wholly-owned  subsidiary of
                            Residential Funding.

SIGNIFICANT ORIGINATORS:    Originators   that  originated  10%  or  more  of  the  mortgage  loans  include
                            HomeComingss Financial Network,  Inc., a wholly-owned  subsidiary of Residential
                            Funding.

CUT-OFF DATE:               June 1, 2006.

CLOSING DATE:               On or about June 29, 2006.

DISTRIBUTION DATE:          25th of each month, or the next business day if such day is not a business day, commencing in July 2006.

ASSUMED FINAL               The distribution date in June 2036.  The actual final distribution date could
DISTRIBUTION DATE:          be substantially earlier.

FORM OF CERTIFICATES:       Book-entry: Class I-A Certificates and Class I-M Certificates.

MINIMUM DENOMINATIONS:      Class I-A Certificates, and those classes of Class I-M Certificates rated in at least the second highest rating category by one of the rating agencies, in minimum denominations representing an original principal amount of $100,000 and integral multiples of $1,000 in excess thereof. All other classes of Class I-M
                            Certificates in minimum denominations of $250,000 and integral multiples of
                            $1,000 in excess thereof.

GROUP I SENIOR              The Class I-A Certificates.
CERTIFICATES:

GROUP I SUBORDINATE         The Class I-M Certificates.  The Subordinate Certificates will provide credit
CERTIFICATES:               enhancement to the Senior Certificates.

CLASS I-A CERTIFICATES:     The Class I-A-1, Class 1-A-2 and Class 1-A-3 Certificates.

CLASS I-M CERTIFICATES:     The Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class
                            I-M-6, Class I-M-7, Class I-M-8 and Class I-M-9 Certificates.

OFFERED CERTIFICATES:       The Group I Senior Certificates and the Group I Subordinate Certificates.

NON OFFERED CERTIFICATES:   The Class I-SB Certificates and Class I-R-I, Class I-R-II and Class I-R-III
                            Certificates.

ACCRUED INTEREST:           The Offered Certificates will settle without accrued interest.

ACCRUAL PERIOD:             The interest accrual period for the Offered Certificates with respect to any
                            Distribution Date will be the period beginning with the previous Distribution
                            Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to the current Distribution Date (on an actual/360 day count basis).

ERISA:                      The Class I-A Certificates and Class I-M Certificates will not be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts assets.

                            See "ERISA Considerations" in the term sheet supplement and in the related base prospectus.

SMMEA:                      When issued the offered certificates rated in at least the second highest rating category by one of the rating agencies will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
                            1984, or SMMEA, and the remaining classes of certificates will not be "mortgage related securities" for purposes of SMMEA.

                            See "Legal Investment" in the term sheet supplement and "Legal Investment
                            Matters" in the related base  prospectus.

TAX STATUS:                  For federal income tax purposes, the depositor will elect to treat the portion of the trust consisting of the related mortgage loans and certain other segregated assets as one or more real estate mortgage investment conduits.
                             The offered certificates, will represent ownership of regular interests in a real estate mortgage investment conduit and generally will be treated as representing ownership of debt for federal income tax purposes.  You will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting.  For federal income tax purposes, the Class R Certificates for any series will represent residual interests in a real estate mortgage investment conduit.

                             For further information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax
                             Consequences" in the term sheet supplement and in the related base  prospectus.

CREDIT ENHANCEMENT:         The Offered Certificates are credit enhanced by:
                            1)      EXCESS CASH FLOW - For any Distribution Date, the sum of (i) the excess of the Available Distribution Amount over the sum of (a) the interest distribution amount for the certificates and (b) the principal remittance amount and (ii) any overcollateralization reduction amount.  Excess Cash flow may be used to protect the Class I-A Certificates and the Class I-M
                                Certificates against realized losses by making an additional payment of principal to cover the amount of the realized losses.
                            2)      OVERCOLLATERALIZATION - The initial aggregate principal balance of the
                                Group I Mortgage Loans is expected to exceed the initial aggregate certificate principal balance of the related Certificates by approximately
                                $6,122,358.  This amount represents approximately 1.00% of the aggregate principal balance of the Group I Mortgage Loans and is the initial amount of overcollateralization required to be provided.
                            3)      SUBORDINATION - If the Class I-M Certificates remain outstanding, losses on the mortgage loans which are not covered by Excess Cash Flow,
                                Overcollateralization or any net swap payment to the trust will be first allocated to the class of Class I-M Certificates with the lowest payment priority, and the other classes of certificates will not bear any portion of such losses, except as described in the term sheet supplement.
                            4)      SWAP AGREEMENT - Credit enhancement for the Class I-A Certificates and
                                Class I-M Certificates will include net swap payments made by the Swap
                                Counterparty to the trustee pursuant to the swap agreement.

                            See "Description of the Certificates - Excess Cash Flow and
                            Overcollateralization and "Description of the Certificates - Allocation of
                            Losses" in the term sheet supplement.

ADVANCES:                   For any month, if the Master Servicer does not receive the full scheduled payment on a mortgage loan, the Master Servicer will advance funds to cover the amount of the scheduled payment that was not made.  However, the Master
                            Servicer will advance funds only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.
                            See "Description of the Certificates--Advances" in the term sheet supplement.

OPTIONAL TERMINATION:
                            On any distribution date on which the aggregate outstanding principal balance of the mortgage loans in the related loan group as of the related determination date is less than 10% of their aggregate stated principal balance as of the cut-off date, the master servicer may, but will not be required to:

                            o       purchase from the trust all of the remaining mortgage loans in the related loan group, causing an early retirement of the related certificates; or

                            o       purchase all of the related certificates.

                            Under either type of optional purchase, holders of the outstanding related certificates are entitled to receive the outstanding certificate principal balance of the certificates in full with accrued interest, as and to the extent described in the term sheet supplement.  However, any optional purchase of the remaining mortgage loans in the related loan group may result in a shortfall to the holders of the most subordinate classes of related certificates outstanding, if the trust then holds properties acquired from foreclosing upon defaulted loans.  In either case, there will be no reimbursement of losses or interest shortfalls allocated to the certificates.

                            See "Pooling and Servicing Agreement--Termination" in the term sheet supplement and "The Pooling and Servicing Agreement--Termination; Retirement of
                            Certificates" in the related base prospectus.

SWAP PROVIDER:              Morgan Stanley Capital Services Inc.

RATING AGENCIES:            The Offered Certificates are expected to be rated by Standard & Poor's and
                            Moody's Investors Service, Inc.

CPR:                        "CPR"  represents an assumed  constant rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans.

PREPAYMENT ASSUMPTION:      30% CPR.

EXPENSE FEE RATE:           With  respect  to any Group I  Mortgage  Loan,  the  rates at which  the  master servicing and subservicing fees are paid.

NET MORTGAGE RATE:          With respect to any Group I Mortgage  Loan,  the mortgage rate thereon minus the
                            Expense Fee Rate.

RECORD DATE:                With respect to any class of offered certificates and any distribution date the business day immediately prior to such distribution date, as long as such certificates are DTC registered.

ACCRUED CERTIFICATE         With respect to any distribution date, an amount equal to interest accrued
INTEREST:                   during the related Interest Accrual Period on its Certificate Principal Balance
                            of the certificates of that class immediately prior to that distribution date at the related pass-through rate.

                            Accrued Certificate Interest on the offered certificates will be reduced by any
                            Prepayment Interest Shortfall for the related loan group included in the trust established for that series to the extent not covered by the master servicer as described in the term sheet supplement under "Description of the
                            Certificates--Interest Distributions." Further, Accrued Certificate Interest on
                            a class of offered certificates will also be reduced by the interest portions of Realized Losses allocated to that class of certificates through subordination as described in "--Allocation of Losses"  below.

                            Prepayment Interest Shortfalls and Relief Act Shortfalls will be allocated to the offered
                            certificates, on a pro rata basis, on the basis of Accrued Certificate Interest payable on that distribution date absent those reductions.

INTEREST ACCRUAL PERIOD:    With respect to the Class I-A Certificates and Class I-M Certificates and any
                            distribution date, the period commencing on the prior distribution date (or, in the case of the first distribution date, the
                            closing date) and ending on the day immediately preceding that distribution date.  Notwithstanding the foregoing, the distributions of interest on any distribution date for all classes of certificates will reflect interest accrued, and receipts for that interest accrued, on the Group I Mortgage Loans for the preceding calendar month, as may be reduced by any Prepayment Interest
                            Shortfall and either  shortfalls in collections of interest to the extent described in the termsheet supplement.

LOAN GROUPS:                Loan Group I consists of mortgage loans in Group I.

                            Loan Group II consists of mortgage loans in Group II.  Certificates relating to that Loan Group are not offered hereby.

DUE DATE:                   With respect to any mortgage loan, the date during the related Due Period on which scheduled payments are due.

DUE PERIOD:                 With respect to any distribution date, the calendar month in which the distribution date occurs.

PRIORITY OF DISTRIBUTIONS:  Distributions to the holders of the Certificates will be made generally as follows:

                            A.        From the Available Distribution Amount, distribution of accrued and unpaid interest (less
                                        any prepayment interest shortfalls not covered by compensating interest or any Relief Act
                                        Shortfalls) to the holders of Certificates to the extent of the
                            Available Distribution
                                        Amount, (after payment of the Expense Fee Rate) in the following order of priority:

                            (i)     To the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates prorata;
                            (ii)    To the Class I-M-1 Certificates;
                            (iii)   To the Class I-M-2 Certificates;
                            (iv)    To the Class I-M-3 Certificates;
                            (v)     To the Class I-M-4 Certificates;
                            (vi)    To the Class I-M-5 Certificates;
                            (vii)   To the Class I-M-6 Certificates;
                            (viii)  To the Class I-M-7 Certificates;
                            (ix)    To the Class I-M-8 Certificates; and
                            (x)     To the Class I-M-9 Certificates.

                            B.          The Principal Distribution Amount will be distributed as follows:

(i)     To the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates,  as described below, the Class I-A
                Principal Distribution Amount, until the certificate principal balance of the Class I-A-1, Class
                I-A-2 and Class I-A-3 Certificates is reduced to zero;

(ii)    To the Class I-M-1Certificates, the Class I-M-1 Principal Distribution Amount, until the certificate principal balance of the Class I-M-1 Certificates is reduced to zero;

(iii)   To the Class I-M-2 Certificates, the Class I-M-2 Principal Distribution Amount, until the certificate principal balance of the Class I-M-2 Certificates is reduced to zero;

(iv)    To the Class I-M-3 Certificates, the Class I-M-3 Principal Distribution Amount, until the certificate principal balance of the Class I-M-3 Certificates is reduced to zero;

(v)     To the Class I-M-4 Certificates, the Class I-M-4 Principal Distribution Amount, until the certificate principal balance of the Class I-M-4 Certificates is reduced to zero;

(vi)    To the Class I-M-5 Certificates, the Class I-M-5 Principal Distribution Amount, until the certificate principal balance of the Class I-M-5 Certificates is reduced to zero;

(vii)   To the Class I-M-6 Certificates, the Class I-M-6 Principal Distribution Amount, until the certificate principal balance of the Class I-M-6 Certificates is reduced to zero;

(viii)  To the Class I-M-7 Certificates, the Class I-M-7 Principal Distribution Amount, until the certificate principal balance of the Class I-M-7 Certificates is reduced to zero;

(ix)    To the Class I-M-8 Certificates, the Class I-M-8 Principal Distribution Amount, until the certificate principal balance of the Class I-M-8 Certificates is reduced to zero; and

(x)     To the Class I-M-9 Certificates, the Class I-M-9 Principal Distribution Amount, until the certificate principal balance of the Class I-M-9 Certificates is reduced to zero.

CLASS 1-A PRINCIPAL         Any principal distributions allocated concurrently as follows:
ALLOCATION:
                            1.)     47.1434557899% to the Class 1-A-1 Certificates until its Class
                                    Principal Balance has been reduced to zero, and

                            2.)     52.8565442101% prorata to the Class I-A-2 and Class I-A-3 until their
                                    Class Principal Balance has been reduced to zero, however if a
                                    Sequential Trigger Event is in effect, pay Class I-A-2 and Class I-A-3 sequentially, in that order.

SEQUENTIAL TRIGGER EVENT:   A Sequential Trigger Event means (a) with respect to any Distribution Date occurring before July 2008, the circumstances in which the aggregate amount of
                            Group I Realized Losses incurred since the Cut-off Date through the last day of the related prepayment period divided by the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date exceeds 0.20% and (b) with respect to any Distribution Date occurring in or after July 2008, a Group I
                            Trigger Event.

PRINCIPAL REMITTANCE        For any Distribution Date, the sum of the following amounts: (i) the principal
AMOUNT:                     portion of all scheduled monthly payments on the Group I Mortgage Loans received or advanced with respect to the related due period; (ii) the principal portion of all proceeds of the repurchase of Group I Mortgage Loans or, in the case of substitution, amounts representing a principal adjustment as required in the pooling and servicing agreement during the preceding calendar month; and
                            (iii) the principal portion of all other unscheduled collections received on the Group I Mortgage Loans during the preceding calendar month including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent no distributed in the preceding month but excluding subsequent recoveries.

STEPDOWN DATE:              The later to occur of:

                            (x)  The earlier of:
                                    (i) The distribution date in July 2009 and
                                    (ii) The Distribution Date on which the certificate principal balance of the Class I-A Certificates is reduced to zero; and
                            (y)  The first Distribution Date on which the Senior Enhancement Percentage
                            (calculated for this purpose only after taking into account payments of principal on the mortgage loans due on the related Due Date or received during the related Prepayment Period but prior to distribution of the Principal
                            Distribution Amount in respect of the certificates then entitled to distributions of principal on such distribution date) is greater than or equal to approximately 12.90%.

DELINQUENCY TRIGGER EVENT:  A Delinquency Trigger Event is in effect on any Distribution Date if on that
                            Distribution Date the 60 Day+ Rolling Average equals or exceeds [40.00%] of the prior period's Group I Senior Enhancement Percentage.  The 60 Day+ Rolling
                            Average will equal the rolling 3 month average percentage of Group I Mortgage
                            Loans that are 60 or more days delinquent.

CUMULATIVE LOSS TRIGGER     A Cumulative Loss Trigger Event is in effect on any Distribution Date if the
EVENT:                      aggregate amount of Realized Losses on the Group I Mortgage Loans incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the Group I Mortgage Loans
                            as of the cut-off date exceeds the applicable percentages described below with respect to such distribution date:

                            MONTHS 25- 36           [0.20]% for the first month, plus an
                                                    additional 1/12th of [0.35]% for each month thereafter
                            MONTHS 37- 48           [0.55]% for the first month, plus an
                                                    additional 1/12th of [0.40]% for each month thereafter
                            MONTHS 49- 60           [0.95]% for the first month, plus an
                                                    additional 1/12th of [0.40]% for each month thereafter
                            MONTHS 61- 72           [1.35]% for the first month, plus an
                                                    additional 1/12th of [0.25]% for each month thereafter
                            MONTHS 73 AND THEREAFTER[1.60]%.

STEP-UP COUPONS:            For all Offered Certificates the coupon will increase on and after the second distribution date after the first possible Optional Termination Date.  The applicable fixed margin will increase by 2x on the Class I-A Certificates and by 1.5x on the Class I-M Certificates.

CLASS I-A-1 PASS-THROUGH    The Pass-Through Rate for the Class I-A-1 Certificates will be a floating rate
RATE:                       based on One-Month
                            LIBOR plus []% subject to a maximum rate equal to the Net WAC Cap Rate (which is equal to the
                            weighted average of the Net Mortgage Rates on the Group I Mortgage Loans
                            adjusted for payments due to the swap counterparty).  The Class I-A-1
                            Certificates will also be entitled to receive certain swap payments as described under the Swap Agreement section below.

CLASS I-A-2 PASS-THROUGH    The Pass-Through Rate for the Class I-A-2 Certificates will be a floating rate
RATE:                       based on One-Month
                            LIBOR plus []% subject to a maximum rate equal to the Net WAC Cap Rate (which is equal to the
                            weighted average of the Net Mortgage Rates on the Group I Mortgage Loans
                            adjusted for payments due to the swap counterparty).  The Class I-A-2
                            Certificates will also be entitled to receive certain swap payments as described under the Swap Agreement section below.

CLASS I-A-3 PASS-THROUGH    The Pass-Through Rate for the Class I-A-3 Certificates will be a floating rate
RATE:                       based on One-Month
                            LIBOR plus []% subject to a maximum rate equal to the Net WAC Cap Rate (which is equal to the
                            weighted average of the Net Mortgage Rates on the Group I Mortgage Loans
                            adjusted for payments due to the swap counterparty).  The Class I-A-3
                            Certificates will also be entitled to receive certain swap payments as described under the Swap Agreement section below.

CLASS I-M-1 PASS-THROUGH    The Pass-Through Rate for the Class I-M-1 Certificates will be a floating rate
RATE:                       based on One-Month
                            LIBOR plus []% subject to a maximum rate equal to the Net WAC Cap Rate (which is equal to the
                            weighted average of the Net Mortgage Rates on the Group I Mortgage Loans
                            adjusted for payments due to the swap counterparty).  The Class I-M-1
                            Certificates will also be entitled to receive certain swap payments as described under the Swap Agreement section below.

CLASS I-M-2 PASS-THROUGH    The Pass-Through Rate for the Class I-M-2 Certificates will be a floating rate
RATE:                       based on One-Month
                            LIBOR plus []% subject to a maximum rate equal to the Net WAC Cap Rate (which is equal to the
                            weighted average of the Net Mortgage Rates on the Group I Mortgage Loans
                            adjusted for payments due to the swap counterparty).  The Class I-M-2
                            Certificates will also be entitled to receive certain swap payments as described under the Swap Agreement section below.

CLASS I-M-3 PASS-THROUGH    The Pass-Through Rate for the Class I-M-3 Certificates will be a floating rate
RATE:                       based on One-Month
                            LIBOR plus []% subject to a maximum rate equal to the Net WAC Cap Rate (which is equal to the
                            weighted average of the Net Mortgage Rates on the Group I Mortgage Loans
                            adjusted for payments due to the swap counterparty).  The Class I-M-3
                            Certificates will also be entitled to receive certain swap payments as described under the Swap Agreement section below.

CLASS I-M-4 PASS-THROUGH    The Pass-Through Rate for the Class I-M-4 Certificates will be a floating rate
RATE:                       based on One-Month
                            LIBOR plus []% subject to a maximum rate equal to the Net WAC Cap Rate (which is equal to the
                            weighted average of the Net Mortgage Rates on the Group I Mortgage Loans
                            adjusted for payments due to the swap counterparty).  The Class I-M-4
                            Certificates will also be entitled to receive certain swap payments as described under the Swap Agreement section below.

CLASS I-M-5 PASS-THROUGH    The Pass-Through Rate for the Class I-M-5 Certificates will be a floating rate
RATE:                       based on One-Month
                            LIBOR plus []% subject to a maximum rate equal to the Net WAC Cap Rate (which is equal to the
                            weighted average of the Net Mortgage Rates on the Group I Mortgage Loans
                            adjusted for payments due to the swap counterparty).  The Class I-M-5
                            Certificates will also be entitled to receive certain swap payments as described under the Swap Agreement section below.

CLASS I-M-6 PASS-THROUGH    The Pass-Through Rate for the Class I-M-6 Certificates will be a floating rate
RATE:                       based on One-Month
                            LIBOR plus []% subject to a maximum rate equal to the Net WAC Cap Rate (which is equal to the
                            weighted average of the Net Mortgage Rates on the Group I Mortgage Loans
                            adjusted for payments due to the swap counterparty).  The Class I-M-6
                            Certificates will also be entitled to receive certain swap payments as described under the Swap Agreement section below.

CLASS I-M-7 PASS-THROUGH    The Pass-Through Rate for the Class I-M-7 Certificates will be a floating rate
RATE:                       based on One-Month
                            LIBOR plus []% subject to a maximum rate equal to the Net WAC Cap Rate (which is equal to the
                            weighted average of the Net Mortgage Rates on the Group I Mortgage Loans
                            adjusted for payments due to the swap counterparty).  The Class I-M-7
                            Certificates will also be entitled to receive certain swap payments as described under the Swap Agreement section below.

CLASS I-M-8 PASS-THROUGH    The Pass-Through Rate for the Class I-M-8 Certificates will be a floating rate
RATE:                       based on One-Month
                            LIBOR plus []% subject to a maximum rate equal to the Net WAC Cap Rate (which is equal to the
                            weighted average of the Net Mortgage Rates on the Group I Mortgage Loans
                            adjusted for payments due to the swap counterparty).  The Class I-M-8
                            Certificates will also be entitled to receive certain swap payments as described under the Swap Agreement section below.

CLASS I-M-9 PASS-THROUGH    The Pass-Through Rate for the Class I-M-9 Certificates will be a floating rate
RATE:                       based on One-Month
                            LIBOR plus []% subject to a maximum rate equal to the Net WAC Cap Rate (which is equal to the
                            weighted average of the Net Mortgage Rates on the Group I Mortgage Loans
                            adjusted for payments due to the swap counterparty).  The Class I-M-9
                            Certificates will also be entitled to receive certain swap payments as described under the Swap Agreement section below.

NET WAC CAP RATE:           With respect to any distribution date and the Class I-A Certificates and Class
                            I-M Certificates, (i) the weighted average of the Net Mortgage Rates of the
                            Group I Mortgage Loans as of the end of the calendar month immediately preceding the month in which such distribution date occurs, weighted on the basis of the Stated Principal Balance of each mortgage loan, and multiplied by a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period for such certificates, minus (ii) the product of (a) a fraction, expressed as a percentage, the numerator of which is the amount of any net swap payment of
                            Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the swap counterparty as of such distribution date and the denominator of which is the aggregate Stated Principal Balance of the Group I Mortgage Loans as of
                            such distribution date, and (b) a fraction expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Accrual Period.

BASIS RISK SHORTFALL:       With respect to any distribution date on which the related Net WAC Cap Rate is used to determine the pass-through rate of that class of certificates, an amount equal to the excess of (x) Accrued Certificate Interest for that class calculated at a rate equal to One Month LIBOR plus the related margin, over (y)
                            Accrued Certificate Interest for that class calculated using the related Net
                            WAC Rate.

BASIS RISK SHORTFALL        With respect to any distribution date, an amount equal to the amount of the
CARRY-FORWARD AMOUNT:       related Basis Risk Shortfall on that class on that distribution date, plus any unpaid Basis Risk Shortfall from prior distribution dates, plus interest thereon at the related Pass Through Rate to the extent not previously paid from
                            Excess Cash Flow or Net Swap Payments.

PREPAYMENT INTEREST         Prepayment Interest Shortfalls will result because interest on prepayments in
SHORTFALLS:                 full is paid by the related mortgagor only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related
                            Group I Mortgage Loans as of the Due Date in the month of prepayment.

EXCESS CASHFLOW            On any Distribution Date, the Excess Cash Flow and subsequent recoveries
DISTRIBUTIONS:             received by the Master Servicer with respect to any defaulted Mortgage Loan will be allocated among the certificates as set forth in the term sheet supplement in the following order of priority:

                           (i)     as part of the Principal Distribution Amount, to pay the holders of the
                                 Class I-M Certificates, in the priority described under "Principal
                                 Distributions" above, in reduction of their Certificate Principal
                                 Balances, the principal portion of realized losses previously allocated to reduce the Certificate Principal Balance of any class of Class I-M
                                 Certificates and remaining unreimbursed but only to the extent of subsequent recoveries for that Distribution Date;
                           (ii)    as part of the Principal Distribution Amount, to pay the holders of the
                                 Class I-M Certificates, in the priority described under "Principal
                                 Distributions" above, in reduction of their Certificate Principal
                                 Balances, the principal portion of realized losses incurred on the Group I
                                 Mortgage Loans for the preceding calendar month;
                           (iii)   to pay the holders of the Class I-A Certificates and Class I-M
                                 Certificates as part of the Principal Distribution Amount, in the priority described under "Principal Distributions" above, any Overcollateralization
                                 Increase Amount;
                           (iv)    to pay the holders of the Class I-A Certificates and Class I-M
                                 Certificates, the amount of any Prepayment Interest Shortfalls allocated thereto for that Distribution Date, on a pro rata basis based on
                                 Prepayment Interest Shortfalls allocated thereto, to the extent not covered by the Eligible Master Servicing Compensation on that Distribution
                                 Date;
                           (v)     to pay the holders of the Class I-A Certificates and Class I-M
                                 Certificates, any Prepayment Interest Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon, on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;
                           (vi)    to pay to the holders of the Class I-A Certificates, and then to the
                                 Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class
                                 I-M-6, Class I-M-7, Class I-M-8 and Class I-M-9 Certificates in that order of priority, the amount of any Basis Risk Shortfalls remaining unpaid as of that Distribution Date;
                           (vii)   to pay to the holders of the Class I-A Certificates, and Class I-M
                                 Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that Distribution Date;
                           (viii)  to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5,
                                 Class I-M-6, Class I-M-7, Class I-M-8 and Class I-M-9 Certificates in that order of priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed;
                           (ix)    to the Swap Provider, an amount equal to any Swap Termination Payment owed to the Swap Provider due to a Swap Provider Trigger Event pursuant to the Swap Agreement; and
                           (x)     to the holders of the Class I-SB Certificates and Class I-R Certificates
                                 any balance remaining, in accordance with the terms of the pooling and servicing agreement.

SWAP AGREEMENT:            On the Closing Date, the Trustee will enter into a Swap Agreement with the Swap
                           Provider described in the prospectus supplement. The Swap Agreement will have an initial notional amount of $606,086,000. Under the Swap Agreement, the Trust will be obligated to pay an amount equal to 5.59% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Swap
                           Provider will be obligated to pay to the trust, for the benefit of the holders of the Offered Certificates, an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the "Net Swap Payment"). See the attached Preliminary Swap
                           Schedule. As of the date hereof, the Swap Provider has been assigned a rating of
                           "AA-" by Fitch Ratings, "A+" by Standard & Poor's and "Aa3" by Moody's Investors
                           Services.

                           The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Trust but will not be assets of any REMIC. Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the  "Swap Termination Payment ") to the other party
                           (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap
                           Agreement. In the event that the Trustee, on behalf of the Trust, is required to make a Swap Termination Payment, that payment will be paid on the related
                           Distribution Date, and on any subsequent Distribution Dates until paid in full, and, if such Swap Termination Payment is not due as a result of the occurrence of a Swap Provider Trigger Event (as defined in the Swap Agreement), such payment will be prior to distributions to Certificateholders.

SWAP PAYMENT PRIORITY:     All payments due under the swap agreement and any swap termination payment pursuant to the swap agreement will be deposited into the Swap Account, and allocated in the following order of priority, after giving effect to the Excess
                           Cashflow Distributions above:
                           (i)     to pay any Net Swap Payment owed to the Swap Counterparty pursuant to the swap agreement not previously paid;
                           (ii)    to pay any swap termination payment to the Swap Counterparty, including, without limitation, any senior defaulted swap termination payment but not including any other swap termination payment due to a default on the part of the Swap Provider not previously paid;
                           (iii)   to the Class I-A Certificates, Accrued Certificate Interest to the
                                   extent not yet paid;
                           (iv)    to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5,
                                   Class I-M-6, Class I-M-7, Class I-M-8 and Class I-M-9 Certificates,
                                   Accrued Certificate Interest, sequentially and in that order, to the extent not yet paid;
                           (v)     to the Group I Certificates in accordance with the principal distribution rules in effect for such Distribution Date, in an amount equal to the lesser of: (i) the amount necessary to meet the Required
                                   Overcollateralization Amount for that Distribution Date and (ii) the aggregate of all prior and current unpaid realized losses not previously reimbursed;
                           (vi)    to the Class I-A Certificates, any Basis Risk Carry Forward Amount for
                                   such Class up to the respective Swap Payment Allocation, to the extent not yet paid;
                           (vii)   sequentially, to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4,
                                   Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8 and Class I-M-9
                                   Certificates, any Basis Risk Shortfall Carry-Forward Amount for such
                                   Class up to the respective Swap Payment Allocation, to the extent not yet paid;
                           (viii)  concurrently to Class I-A Certificates and Class I-M Certificates, any
                                   unpaid Basis Risk Shortfall Carry-Forward Amount, pro rata based on need;
                           (ix)    sequentially to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4,
                                   Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8 and Class I-M-9
                                   Certificates the allocated unreimbursed realized losses, to the extent not yet paid;
                           (x)     to the Swap Provider, an amount equal to any Swap Termination Payment owed to the Swap Provider due to a Swap Provider Trigger Event pursuant to the Swap Agreement; and
                           (xi)    to pay to the holders of the Class I-SB Certificates and Class I-R
                                   Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

SWAP PAYMENT ALLOCATION:   For a given Class of Group I Certificates outstanding, a pro rata share of the
                           Net Swap Payment owed by the Swap Counterparty (if any), based on the outstanding certificate principal balance of that class.

AVAILABLE DISTRIBUTION     With respect to any distribution date, an amount equal to the aggregate of the
AMOUNT:                    following amounts net of any net swap payment to the swap counterparty and any payment related to the early termination of a swap agreement:

                                  o  the aggregate amount of scheduled payments on the Group I Mortgage
                                   Loans due during the related Due Period and received on or prior to the related determination date, after deduction of the related master servicing fees and any subservicing fees, which are collectively referred to as the servicing fees;

                                  o  all unscheduled payments on the Group I Mortgage Loans, including mortgagor prepayments, Insurance Proceeds, Liquidation Proceeds,
                                   Subsequent Recoveries and proceeds from repurchases of and substitutions for these Group I Mortgage Loans occurring during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period; and

                                  o  all Advances on the Group I Mortgage Loans made for that distribution date, in each case net of amounts reimbursable therefrom to the master servicer and any subservicer.

                           In addition to the foregoing amounts, with respect to unscheduled collections on the Group I Mortgage Loans, not including mortgagor prepayments, the master servicer may elect to treat such amounts as included in the Available
                           Distribution Amount for the distribution date in the month of receipt, but is not obligated to do so. As described in the term sheet supplement under
                           "--Principal Distributions on the Senior Certificates," any amount with respect to which such election is so made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates.
                           With respect to any distribution date, the determination date is the second business day prior to that distribution date.

INTEREST REMITTANCE        With respect to any distribution date and loan group, the portion of the
AMOUNT:                    Available Distribution Amount for that distribution date attributable to interest received or advanced with respect to such loan group.

PRINCIPAL DISTRIBUTION     For any Distribution Date, the lesser of (a) the excess of (x) the Available
AMOUNT:                    Distribution Amount over (y) the interest distribution amount for the Group I
                           Certificates and (b) the sum of (x) the Principal Remittance Amount for the
                           Group I Mortgage Loans and (y) the Excess Cash Flow and any Net Swap Payment to
                           the extent distributable as principal to cover realized losses on the Group I
                           Mortgage Loans and to reach the Required Overcollateralization Amount minus any
                           Overcollateralization Reduction Amount and certain other amounts with respect to servicing modifications as set forth in the pooling and servicing agreement.

EXCESS CASHFLOW:           With respect to any distribution date, an amount equal to the sum of (x) the excess of (i) the Available Distribution Amount for that distribution date over
                           (ii) the sum of (a) the interest distribution amount for the Group I
                           Certificates for that distribution date and (b) the Principal Remittance Amount for that distribution date and (y) the Overcollateralization Reduction Amount, if any, for that distribution date.

OVERCOLLATERALIZATION      With respect to any distribution date, the excess, if any, of (a) the aggregate
AMOUNT:                    Stated Principal Balance of the mortgage loans before giving effect to distributions of principal to be made on that distribution date, over (b) the aggregate Certificate Principal Balance of the Class I-A and Class I-M
                           Certificates before taking into account distributions of principal to be made on that distribution date.

OVERCOLLATERALIZATION      With respect to any distribution date, an amount equal to the lesser of (i) the
INCREASE AMOUNT:           Excess Cash Flow and Net Swap Payment (Net Swap Payment only to the extent that
                           Realized Losses have reduced the Overcollateralization Amount below the Required
                           Overcollateralization Amount) available for payment of the Overcollateralization
                           Increase Amount for that distribution date as described under "--Excess Cash Flow and Overcollateralization" in the term sheet supplement, if any, and (ii) the excess, if any, of (x) the Required Overcollateralization Amount for that distribution date over (y) the Overcollateralization Amount for that distribution date.

OVERCOLLATERALIZATION      With respect to any distribution date on which the Excess Overcollateralization
REDUCTION AMOUNT:          Amount is greater than zero, an amount equal to the lesser of (i) the Excess
                           Overcollateralization Amount for that distribution date and (ii) the Principal
                           Remittance Amount for that distribution date.

EXCESS                     With respect to any distribution date, the excess, if any, of the
OVERCOLLATERALIZATION      Overcollateralization Amount on that distribution date over the Required
AMOUNT:                    Overcollateralization Amount for that distribution date.

REQUIRED                   With respect to any distribution date, (i) prior to the Stepdown Date, an amount
OVERCOLLATERALIZATION      equal to [1.00%] of the aggregate Stated Principal Balance of the Group I
AMOUNT:                    Mortgage Loans as of the cut-off date, and (ii) on or after the Stepdown Date, if no Trigger Event is in effect, the greater of (i) an amount equal to [2.00%]
                           of the aggregate outstanding Stated Principal Balance of the Group I Mortgage
                           Loans after giving effect to distributions made on that distribution date and
                           (ii) the Overcollateralization Floor; provided, however, that if a Trigger Event is in effect, the Required Overcollateralization Amount will be an amount equal to the Required Overcollateralization Amount from the immediately preceding distribution date; provided, further, that the Required Overcollateralization
                           Amount may be reduced so long as written confirmation is obtained from each rating agency that the reduction will not reduce the rating assigned to any class of certificates by that rating agency below the lower of the then current rating assigned to those certificates by that rating agency or the rating assigned to those certificates as of the closing date by that rating agency.

OVERCOLLATERALIZATION      An amount equal to [0.35%] of the aggregate principal balance of the Group I
FLOOR:                     Mortgage Loans as of the cut-off date.

SUBSEQUENT RECOVERIES:     Subsequent recoveries, net of reimbursable expenses, with respect to Group I
                           Mortgage Loans that have been previously liquidated and that resulted in a
                           Realized Loss.

SUBORDINATION PERCENTAGE:  With respect to the Class I-A Certificates and each class of Class I-M
                           Certificates, the respective approximate percentage set forth in the table below:

                    -------- ------------
                    Class Percentage
                    --------- ------------
                    -------- ------------
                    I-A       87.10%
                    --------- ------------
                    -------- ------------
                    I-M-1     90.40%
                    --------- ------------
                    -------- ------------
                    I-M-2     92.10%
                    --------- ------------
                    -------- ------------
                    I-M-3     93.40%
                    --------- ------------
                    -------- ------------
                    I-M-4     94.20%
                    --------- ------------
                    -------- ------------
                    I-M-5     94.90%
                    --------- ------------
                    -------- ------------
                    I-M-6     95.60%
                    --------- ------------
                    -------- ------------
                    I-M-7     96.30%
                    --------- ------------
                    -------- ------------
                    I-M-8     97.00%
                    --------- ------------
                    -------- ------------
                    I-M-9     98.00%
                    --------- ------------

LIQUIDATION PROCEEDS:      Amounts collected by the subservicer in connection with the liquidation of a
                           Group I Mortgage Loan, by foreclosure or otherwise.

INSURANCE PROCEEDS:        Proceeds of any special hazard insurance policy, bankruptcy bond, mortgage pool insurance policy, primary insurance policy and any title, hazard or other insurance policy or guaranty covering any
                           Group I Mortgage Loan in the mortgage pool together with any payments under any letter of credit.

CLASS I-A PRINCIPAL        With respect to any Distribution Date (i) prior to the Stepdown Date or on or
DISTRIBUTION AMOUNT:       after the Stepdown Date if a Trigger Event is in effect for that Distribution
                           Date, the Principal Distribution Amount for that Distribution Date or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that
                           Distribution Date, the lesser of (a) the Principal Distribution Amount for that
                           Distribution Date and (b) the excess, if any, of (x) the aggregate Certificate
                           Principal Balance of the Class I-A Certificates immediately prior to that
                           Distribution Date over (y) the lesser of (i) the product of the applicable
                           Subordination Percentage and the aggregate Stated Principal Balance of the Group
                           I Mortgage Loans after giving effect to distributions to be made on that
                           Distribution Date and (ii) the aggregate Stated Principal Balance of the Group I
                           Mortgage Loans after giving affect to the distributions to be made on such
                           Distribution Date minus the Overcollateralization Floor.

CLASS I-M-1 PRINCIPAL      With respect to any Distribution Date (i) prior to the Stepdown Date or on or
DISTRIBUTION AMOUNT:       after the Stepdown Date if a Trigger Event is in effect for that Distribution
                           Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class I-A Principal Distribution Amount or (ii) on or
                           after the Stepdown Date if a Trigger Event is not in effect for that
                           Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class I-A Principal
                           Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate
                           Certificate Principal Balance of the Class I-A Certificates, after taking into account the payment of the Class I-A Principal Distribution Amount for that
                           Distribution Date and (ii) the Certificate Principal Balance of the Class I-M-1
                           Certificates immediately prior to that Distribution Date over (y) the lesser of
                           (i) the product of the applicable Subordination Percentage and the aggregate
                           Stated Principal Balance of the Group I Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate Stated
                           Principal Balance of the Group I Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the
                           Overcollateralization Floor.

CLASS I-M-2 PRINCIPAL      With respect to any Distribution Date (i) prior to the Stepdown Date or on or
DISTRIBUTION AMOUNT:       after the Stepdown Date if a Trigger Event is in effect for that Distribution
                           Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class I-A Principal Distribution Amount and the Class
                           I-M-1 Principal Distribution Amount, or (ii) on or after the Stepdown Date if a
                           Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class I-A Principal Distribution Amount and the Class I-M-1
                           Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class I-A Certificates and Class
                           I-M-1 Certificates, after taking into account the payment of the Class I-A
                           Principal Distribution Amount and Class I-M-1 Principal Distribution Amount for
                           that Distribution Date and (ii) the Certificate Principal Balance of the Class
                           I-M-2 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the aggregate Stated Principal Balance of the Group I Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the
                           Overcollateralization Floor.

CLASS I-M-3 PRINCIPAL      With respect to any Distribution Date (i) prior to the Stepdown Date or on or
DISTRIBUTION AMOUNT:       after the Stepdown Date if a Trigger Event is in effect for that Distribution
                           Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class I-A Principal Distribution Amount, the Class
                           I-M-1 Principal Distribution Amount and the Class I-M-2 Principal Distribution
                           Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal
                           Distribution Amount for that Distribution Date after distribution of the Class
                           I-A Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount
                           and the Class I-M-2 Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class I-A
                           Certificates, Class I-M-1 Certificates and Class I-M-2 Certificates, after taking into account the payment of the Class I-A Principal Distribution Amount,
                           Class I-M-1 Principal Distribution Amount, and Class I-M-2 Principal
                           Distribution Amount for that Distribution Date and (ii) the Certificate
                           Principal Balance of the Class I-M-3 Certificates immediately prior to that
                           Distribution Date over (y) the lesser of (i) the product of the applicable
                           Subordination Percentage and the aggregate Stated Principal Balance of the Group
                           I Mortgage Loans after giving effect to distributions to be made on that
                           Distribution Date and (ii) the aggregate Stated Principal Balance of the Group I
                           Mortgage Loans after giving effect to distributions to be made on that
                           Distribution Date minus the Overcollateralization Floor.

CLASS I-M-4 PRINCIPAL      With respect to any Distribution Date (i) prior to the Stepdown Date or on or
DISTRIBUTION AMOUNT:       after the Stepdown Date if a Trigger Event is in effect for that Distribution
                           Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class I-A Principal Distribution Amount, the Class
                           I-M-1 Principal Distribution Amount, the Class I-M-2 Principal Distribution
                           Amount and the Class I-M-3 Principal Distribution Amount or (ii) on or after the
                           Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that
                           Distribution Date after distribution of the Class I-A Principal Distribution
                           Amount, the Class I-M-1 Principal Distribution Amount, the Class I-M-2 Principal
                           Distribution Amount and the Class I-M-3 Principal Distribution Amount and (b)
                           the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class I-A Certificates, Class I-M-1 Certificates, Class I-M-2 Certificates
                           and Class I-M-3 Certificates, after taking into account the payment of the Class
                           I-A Principal Distribution Amount, Class I-M-1 Principal Distribution Amount,
                           Class I-M-2 Principal Distribution Amount and Class I-M-3 Principal Distribution
                           Amount for that Distribution Date and (ii) the Certificate Principal Balance of
                           the Class I-M-
                           4 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the
                           applicable Subordination Percentage and the aggregate Stated Principal Balance of the Group I Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate Stated Principal Balance of the
                           Group I Mortgage Loans after giving effect to distributions to be made on that
                           Distribution Date minus the Overcollateralization Floor.

CLASS I-M-5 PRINCIPAL      With respect to any Distribution Date (i) prior to the Stepdown Date or on or
DISTRIBUTION AMOUNT:       after the Stepdown Date if a Trigger Event is in effect for that Distribution
                           Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class I-A Principal Distribution Amount, the Class
                           I-M-1 Principal Distribution Amount, the Class I-M-2 Principal Distribution
                           Amount, the Class I-M-3 Principal Distribution Amount and the Class I-M-4
                           Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger
                           Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class I-A Principal Distribution Amount, the Class I-M-1
                           Principal Distribution Amount, the Class I-M-2 Principal Distribution Amount,
                           the Class I-M-3 Principal Distribution Amount and the Class I-M-4 Principal
                           Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate
                           Certificate Principal Balance of the Class I-A Certificates, Class I-M-1
                           Certificates, Class I-M-2 Certificates, Class I-M-3 Certificates and Class I-M-4
                           Certificates, after taking into account the payment of the Class I-A Principal
                           Distribution Amount, Class I-M-1 Principal Distribution Amount, Class I-M-2
                           Principal Distribution Amount, Class I-M-3 Principal Distribution Amount and
                           Class I-M-4 Principal Distribution Amount for that Distribution
                           Date and (ii) the Certificate Principal Balance of the Class I-M-5 Certificates
                           immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the aggregate Stated
                           Principal Balance of the Group I Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate Stated
                           Principal Balance of the Group I Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the
                           Overcollateralization Floor.

CLASS I-M-6 PRINCIPAL      With respect to any Distribution Date (i) prior to the Stepdown Date or on or
DISTRIBUTION AMOUNT:       after the Stepdown Date if a Trigger Event is in effect for that Distribution
                           Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class I-A Principal Distribution Amount, the Class
                           I-M-1 Principal Distribution Amount, the Class I-M-2 Principal Distribution
                           Amount, the Class I-M-3 Principal Distribution Amount, the Class I-M-4 Principal
                           Distribution Amount and the Class I-M-5 Principal Distribution Amount or (ii) on
                           or after the Stepdown Date if a Trigger Event is not in effect for that
                           Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class I-A Principal
                           Distribution Amount, the Class I-M-1 Principal Distribution Amount, the Class
                           I-M-2 Principal Distribution Amount, the Class I-M-3 Principal Distribution
                           Amount, the Class I-M-4 Principal Distribution Amount and the Class I-M-5
                           Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class I-A Certificates, Class
                           I-M-1 Certificates, Class I-M-2 Certificates, Class I-M-3 Certificates, Class
                           I-M-4 Certificates and Class I-M-5 Certificates after taking into account the payment of the Class I-A Principal Distribution Amount, Class I-M-1 Principal
                           Distribution Amount, Class I-M-2 Principal Distribution Amount, Class I-M-3
                           Principal Distribution Amount, Class I-M-4 Principal Distribution Amount and
                           Class I-M-5 Principal Distribution Amount for that Distribution Date and (ii)
                           the Certificate Principal Balance of the Class I-M-6 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the aggregate Stated Principal
                           Balance of the Group I Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the Overcollateralization Floor.

CLASS I-M-7 PRINCIPAL      With respect to any Distribution Date (i) prior to the Stepdown Date or on or
DISTRIBUTION AMOUNT:       after the Stepdown Date if a Trigger Event is in effect for that Distribution
                           Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class I-A Principal Distribution Amount, the Class
                           I-M-1 Principal Distribution Amount, the Class I-M-2 Principal Distribution
                           Amount, the Class I-M-3 Principal Distribution Amount, the Class I-M-4 Principal
                           Distribution Amount, the Class I-M-5 Principal Distribution Amount and the Class
                           I-M-6 Principal Distribution Amount or (ii) on or after the Stepdown Date if a
                           Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class I-A Principal Distribution Amount, the Class I-M-1
                           Principal Distribution Amount, the Class I-M-2 Principal Distribution Amount,
                           the Class I-M-3 Principal Distribution Amount, the Class I-M-4 Principal
                           Distribution Amount, the Class I-M-5 Principal Distribution Amount and the Class
                           I-M-6 Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class I-A Certificates, Class
                           I-M-1 Certificates, Class I-M-2 Certificates, Class I-M-3 Certificates, Class
                           I-M-4 Certificates, Class I-M-5 Certificates and Class I-M-6 Certificates, after taking into account the distribution of the Class I-A Principal Distribution
                           Amount, Class I-M-1 Principal Distribution Amount, Class I-M-2 Principal
                           Distribution Amount, Class I-M-3 Principal Distribution Amount, Class I-M-4
                           Principal Distribution Amount, Class I-M-5 Principal Distribution Amount and
                           Class I-M-6 Principal
                           Distribution Amount and (ii) the certificate principal balance of the Class
                           I-M-7 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the stated principal balance of the Group I Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate stated
                           principal balance of the Group I Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

CLASS I-M-8 PRINCIPAL      With respect to any Distribution Date (i) prior to the Stepdown Date or on or
DISTRIBUTION AMOUNT:       after the Stepdown Date if a Trigger Event is in effect for that Distribution
                           Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class I-A Principal Distribution Amount, the Class
                           I-M-1 Principal Distribution Amount, the Class I-M-2 Principal Distribution
                           Amount, the Class I-M-3 Principal Distribution Amount, the Class I-M-4 Principal
                           Distribution Amount, the Class I-M-5 Principal Distribution Amount, the Class
                           I-M-6 Principal Distribution Amount and the Class I-M-7 Principal Distribution
                           Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal
                           Distribution Amount for that Distribution Date after distribution of the Class
                           I-A Principal Distribution Amount, the Class I-M-1 Principal Distribution
                           Amount, the Class I-M-2 Principal Distribution Amount, the Class I-M-3 Principal
                           Distribution Amount, the Class I-M-4 Principal Distribution Amount, the Class
                           I-M-5 Principal Distribution Amount, the Class I-M-6 Principal Distribution
                           Amount and the Class I-M-7 Principal Distribution Amount and (b) the excess of
                           (x) the sum of (i) the aggregate certificate principal balance of the Class I-A
                           Certificates, Class I-M-1 Certificates, Class I-M-2 Certificates, Class I-M-3
                           Certificates, Class I-M-4 Certificates, Class I-M-5 Certificates, Class I-M-6
                           Certificates and Class I-M-7 Certificates, after taking into account the distribution of the Class I-A Principal Distribution Amount, Class I-M-1
                           Principal Distribution Amount, Class I-M-2 Principal Distribution Amount, Class
                           I-M-3 Principal Distribution Amount, Class I-M-4 Principal Distribution Amount,
                           Class I-M-5 Principal Distribution Amount, Class I-M-6 Principal Distribution
                           Amount and Class I-M-7 Principal Distribution Amount and (ii) the certificate principal balance of the Class I-M-8 Certificates immediately prior to that
                           Distribution Date over (y) the lesser of (i) the product of the applicable
                           Subordination Percentage and the stated principal balance of the Group I
                           Mortgage Loans after giving effect to distributions to be made on that
                           Distribution Date and (ii) the aggregate stated principal balance of the Group I
                           Mortgage Loans after giving effect to distributions to be made on that
                           Distribution Date minus the OC Floor.

CLASS I-M-9 PRINCIPAL      With respect to any Distribution Date (i) prior to the Stepdown Date or on or
DISTRIBUTION AMOUNT:       after the Stepdown Date if a Trigger Event is in effect for that Distribution
                           Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class I-A Principal Distribution Amount, the Class
                           I-M-1 Principal Distribution Amount, the Class I-M-2 Principal Distribution
                           Amount, the Class I-M-3 Principal Distribution Amount, the Class I-M-4 Principal
                           Distribution Amount, the Class I-M-5 Principal Distribution Amount, the Class
                           I-M-6 Principal Distribution Amount, the Class I-M-7 Principal Distribution
                           Amount and the Class I-M-8 Principal Distribution Amount or (ii) on or after the
                           Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that
                           Distribution Date after distribution of the Class I-A Principal Distribution
                           Amount, the Class I-M-1 Principal Distribution Amount, the Class I-M-2 Principal
                           Distribution Amount, the Class I-M-3 Principal Distribution Amount, the Class
                           I-M-4 Principal Distribution Amount, the Class I-M-5 Principal Distribution
                           Amount, the Class I-M-6 Principal Distribution Amount, the Class I-M-7 Principal
                           Distribution Amount and the Class I-M-8 Principal Distribution Amount and (b)
                           the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class I-A Certificates, Class I-M-1 Certificates, Class I-M-2 Certificates,
                           Class I-M-3 Certificates, Class I-M-4 Certificates, Class I-M-5 Certificates,
                           Class I-M-6 Certificates, Class I-M-7 Certificates and Class I-M-8 Certificates,
                           after taking into account the distribution of the Class I-A Principal
                           Distribution Amount, Class I-M-1 Principal Distribution Amount, Class I-M-2
                           Principal Distribution Amount, Class I-M-3 Principal Distribution Amount,
                           Class I-M-4 Principal Distribution Amount, Class I-M-5 Principal
                           Distribution Amount, Class I-M-6 Principal Distribution Amount, Class I-M-7
                           Principal Distribution Amount and Class I-M-8 Principal Distribution Amount and
                           (ii) the certificate principal balance of the Class I-M-9 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the stated principal balance of the Group I Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate stated principal balance of the Group I Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

ALLOCATION OF LOSSES:      Any realized losses will be allocated in the following order of priority:

        (i) To Excess Cash Flow for the related Distribution Date;
        (ii) Any Net Swap Payments made to the trust;
        (iii) To the Overcollateralization Amount, until it has been reduced to zero;
        (iv) To the Class I-M-9 Certificates, until the certificate principal balance thereof has been reduced to zero;
        (v) To the Class I-M-8 Certificates, until the certificate principal balance thereof has been reduced to zero;
        (vi) To the Class I-M-7 Certificates, until the certificate principal balance thereof has been reduced to zero;
        (vii) To the Class I-M-6 Certificates, until the certificate principal balance thereof has been reduced to zero;
        (viii) To the Class I-M-5 Certificates, until the certificate principal balance thereof has been reduced to zero;
        (ix) To the Class I-M-4 Certificates, until the certificate principal balance thereof has been reduced to zero;
        (x) To the Class I-M-3 Certificates, until the certificate principal balance thereof has been reduced to zero;
        (xi) To the Class I-M-2 Certificates, until the certificate principal balance thereof has been reduced to zero; and
        (xii) To the Class I-M-1 Certificates, until the certificate principal balance thereof has been reduced to zero.

        Losses will not be allocated to the Class I-A Certificates.

                                                  SCHEDULE A
                                          INTEREST RATE SWAP SCHEDULE
                                               SWAP RATE: 5.60%

------------------------------------------        --------------------------------------
              Swap Schedule                              Swap Schedule Continued
------------------------------------------        --------------------------------------
-------------- ------------ --------------        ------------ ------------ ------------
Distribution      Swap       Multiplier           Distribution    Swap      Multiplier
    Date        Notional                             Date       Notional
  7/25/2006    60,608,600.00     10               11/25/2009   7,128,192.95     10
  8/25/2006    57,627,419.94     10               12/25/2009   6,770,464.78     10
  9/25/2006    54,791,352.14     10                1/25/2010   6,430,160.30     10
 10/25/2006    52,093,359.43     10                2/25/2010   6,106,431.08     10
 11/25/2006    49,526,720.92     10                3/25/2010   5,798,469.98     10
 12/25/2006    47,085,019.00     10                4/25/2010   5,505,509.18     10
  1/25/2007    44,762,197.07     10                5/25/2010   5,226,818.22     10
  2/25/2007    42,552,468.36     10                6/25/2010   4,954,863.91     10
  3/25/2007    40,450,327.76     10                7/25/2010   4,702,998.78     10
  4/25/2007    38,450,538.06     10                8/25/2010   4,461,660.89     10
  5/25/2007    36,548,116.97     10                9/25/2010   4,225,984.26     10
  6/25/2007    34,738,324.67     10               10/25/2010   4,009,622.50     10
  7/25/2007    33,016,652.01     10               11/25/2010   3,791,302.64     10
  8/25/2007    31,378,809.35     10               12/25/2010   3,596,114.05     10
  9/25/2007    29,820,715.78     10                1/25/2011   3,379,874.86     10
 10/25/2007    28,338,489.03     10                2/25/2011   3,191,680.67     10
 11/25/2007    26,928,435.81     10                3/25/2011   3,021,112.44     10
 12/25/2007    25,577,106.02     10                4/25/2011   2,788,997.57     10
  1/25/2008    24,301,524.59     10                5/25/2011   1,965,831.00     10
  2/25/2008    23,088,056.23     10                6/25/2011     86,615.20      10
                           7                       7/25/2011
                                                      and
  3/25/2008    21,933,677.0      10               thereafter      0.00           0
  4/25/2008    20,835,510.44     10
  5/25/2008    19,790,819.69     10
  6/25/2008    18,797,001.37     10
  7/25/2008    17,851,578.75     10
  8/25/2008    16,952,195.65     10
  9/25/2008    16,096,610.60     10
 10/25/2008    15,282,691.21     10
 11/25/2008    14,508,408.91     10
 12/25/2008    13,771,833.86     10
  1/25/2009    13,071,130.16     10
  2/25/2009    12,391,006.56     10
  3/25/2009    11,743,903.34     10
  4/25/2009    11,141,959.93     10
  5/25/2009    10,203,951.25     10
  6/25/2009    8,965,275.76      10
  7/25/2009    8,357,632.38      10
  8/25/2009    8,318,573.30      10
  9/25/2009    7,902,862.40      10
 10/25/2009    7,504,236.67      10

COLLATERAL STIPULATIONS - MORTGAGE POOL CHARACTERISTICS

--------------------------------------------------------------------------------------------------
AGGREGATE POOL (LOAN GROUP I AND LOAN GROUP II) - STIPULATED MORTGAGE POOL CHARACTERISTICS
--------------------------------------------------------------------------------------------------
------------------------------------------------------ ---------- --------- ---------- ------------
MORTGAGE LOAN TYPE:                                     3 year     5 year    7 year     Aggregate
                                                       Adjustable AdjustableAdjustable
                                                       Rate       Rate      Rate
                                                        Period     Period    Period
------------------------------------------------------ ---------- --------- ---------- ------------
------------------------------------------------------ ---------- --------- ---------- ------------
AGGREGATE STATED PRINCIPAL BALANCE (+/- 10%):           $70mm      $485mm   $145mm         $700mm
------------------------------------------------------ ---------- --------- ---------- ------------
------------------------------------------------------ ---------- --------- ---------- ------------
GROSS WEIGHTED AVERAGE COUPON (+/- 0.10):                 6.830%    6.860%     6.860%      6.857%
------------------------------------------------------ ---------- --------- ---------- ------------
------------------------------------------------------ ---------- --------- ---------- ------------
WEIGHTED AVERAGE PASS-THRU RATE (+/- 0.10):               6.517%    6.535%     6.559%      6.538%
------------------------------------------------------ ---------- --------- ---------- ------------
------------------------------------------------------ ---------- --------- ---------- ------------
WEIGHTED AVERAGE GROSS MARGIN (+/-0.15):                   2.37%     2.50%      2.35%       2.46%
------------------------------------------------------ ---------- --------- ---------- ------------
------------------------------------------------------ ---------- --------- ---------- ------------
WEIGHTED AVERAGE CAP AT THE ROLL (+/- 0.15):               2.30%     5.02%      5.02%       4.75%
------------------------------------------------------ ---------- --------- ---------- ------------
------------------------------------------------------ ---------- --------- ---------- ------------
WEIGHTED AVERAGE PERIODIC CAP (+/- 0.15):                  1.93%     1.70%      1.96%       1.78%
------------------------------------------------------ ---------- --------- ---------- ------------
------------------------------------------------------ ---------- --------- ---------- ------------
WEIGHTED AVERAGE LIFE CAP (+/- 0.15):                      5.97%     5.02%      5.02%       5.12%
------------------------------------------------------ ---------- --------- ---------- ------------
------------------------------------------------------ ---------- --------- ---------- ------------
WEIGHTED AVERAGE AMORTIZATION TERM (+/- 1 MONTH):          360.2     360.3        360       360.2
------------------------------------------------------ ---------- --------- ---------- ------------
------------------------------------------------------ ---------- --------- ---------- ------------
WEIGHTED AVERAGE ORIGINAL MATURITY (+/- 1 MONTH):            360       360        360         360
------------------------------------------------------ ---------- --------- ---------- ------------
------------------------------------------------------ ---------- --------- ---------- ------------
WEIGHTED AVERAGE REMAINING MATURITY (+/- 1 MONTH):           359       359        359         359
------------------------------------------------------ ---------- --------- ---------- ------------
------------------------------------------------------ ---------- --------- ---------- ------------
MONTHS TO ROLL (+/- 1 MONTH):                                 35        59         83          62
------------------------------------------------------ ---------- --------- ---------- ------------
------------------------------------------------------ ---------- --------- ---------- ------------
WEIGHTED AVERAGE LTV RATIO (+/- 5):                       75.80%    76.20%     75.70%      76.06%
------------------------------------------------------ ---------- --------- ---------- ------------
------------------------------------------------------ ---------- --------- ---------- ------------
PLACESTATECALIFORNIA CONCENTRATION (+/-10):               27.00%    35.00%     35.00%      34.20%
------------------------------------------------------ ---------- --------- ---------- ------------
------------------------------------------------------ ---------- --------- ---------- ------------
FULL/ALT DOCUMENTATION (+/- 10):                          16.50%    26.00%     26.50%      25.15%
------------------------------------------------------ ---------- --------- ---------- ------------
------------------------------------------------------ ---------- --------- ---------- ------------
CASH OUT REFINANCE (+/- 10):                              20.00%    25.00%     27.00%      24.91%
------------------------------------------------------ ---------- --------- ---------- ------------
------------------------------------------------------ ---------- --------- ---------- ------------
SINGLE FAMILY DETACHED (+/- 10):                          77.00%    77.00%     78.00%      77.21%
------------------------------------------------------ ---------- --------- ---------- ------------
------------------------------------------------------ ---------- --------- ---------- ------------
INVESTOR PROPERTY (+/- 10):                               19.00%    17.50%     19.00%      17.96%
------------------------------------------------------ ---------- --------- ---------- ------------
------------------------------------------------------ ---------- --------- ---------- ------------
INTEREST ONLY MORTGAGE LOANS (+/-10):                     89.00%    89.00%     84.00%      87.96%
------------------------------------------------------ ---------- --------- ---------- ------------
------------------------------------------------------ ---------- --------- ---------- ------------
WEIGHTED AVERAGE FICO (+/- 10):                              714       713        707         712
------------------------------------------------------ ---------- --------- ---------- ------------
------------------------------------------------------ ---------- --------- ---------- ------------
AVERAGE MORTGAGE LOAN BALANCE (+/- 10%):               $276,000   $348,000  $296,000     $330,029
------------------------------------------------------ ---------- --------- ---------- ------------
------------------------------------------------------ ---------- --------- ---------- ------------
CONFORMING BALANCE (+/-10) :                               63.0%     43.0%      57.0%       47.9%
------------------------------------------------------ ---------- --------- ---------- ------------
------------------------------------------------------ ---------- --------- ---------- ------------
PREPAYMENT PENALTY (+/-10):                                20.0%      7.0%       6.0%        8.1%
------------------------------------------------------ ---------- --------- ---------- ------------

The  percentages  set forth in the tables  above,  other than any weighted  averages,  are  percentages  of the aggregate  principal  balance of the actual  mortgage  loans to be included  in the  related  loan group on the
Closing  Date,  as of the Cut-off  Date,  after  deducting  payments of  principal  due during the month of the
Cut-off Date.  Any weighted  average is weighted  based on the principal  balance of the actual  mortgage loans to be  included in the  related  loan group on the  Closing  Date,  as of the  Cut-off  Date,  after  deducting payments of principal due during the month of the Cut-off Date.

A percentage  expressed in parenthesis  for a category in the tables above reflects the percentage by which the number set forth for such  category may vary in the actual  mortgage  loans  included in the related loan group on the Closing Date.  For example the  Aggregate  Mortgage  Balance of the mortgage  loans on the Closing Date, as of the Cut-off Date,  after deducting  payments of principal due during the month of the Cut-off Date, could be lower or higher than the amount specified by as much as 10%.

A number  expressed in  parenthesis  for a category in the tables above  reflects the amount by which the number or percentage  set forth for such category may vary in the actual  mortgage  loans  included in the related loan group on the Closing Date.  For example,  the Cash Out Refinance  percentage  for the mortgage  loans could vary from 14.91% to 34.91% of the aggregate  principal  balance of the actual  mortgage loans on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.

The trust will hold a pool of one- to four-  family  residential  hybrid  adjustable  rate  first lien  mortgage loans,  divided  into two loan  groups:  loan group I and loan group II.  Loan group I is expected to consist of all of the  three-year  and five-year  adjustable  rate period  mortgage  loans and a portion of the  seven-year adjustable  rate  period  mortgage  loans.  Loan group II is expected  to consist of the  remaining  seven -year adjustable rate period mortgage loans.

The information set forth below, entitled "Preliminary Collateral Information for RALI 2006-QA5", was derived from a preliminary pool of mortgage loans which is not representative of the mortgage loans that will comprise the final mortgage loan pool. The preliminary pool of mortgage loans represents only a subset of the final mortgage loan pool and mortgage loans that are included in the preliminary mortgage loan pool may be removed from the final mortgage loan pool. It is expected that the characteristics of the final mortgage loan pool will differ, and may differ materially, from the characteristics of the preliminary pool of mortgage loans and the preliminary information may differ materially from information of a similar type if derived from the final mortgage loan pool. Although the characteristics of the final mortgage loan pool are expected to be within the parameters for the mortgage loan characteristics as set forth in the tables entitled
"Collateral Stipulations - Mortgage Pool Characteristics," they are not expected to conform in all material respects to the characteristics of the preliminary mortgage loan pool. You should refer to the parameters for the mortgage loan characteristics in the tables entitled "Collateral Stipulations - Mortgage Pool
Characteristics" in this term sheet.

                             Preliminary Collateral Information for RALI 2006-QA5

                                        Group I: Alt-A Collateral
                                            608MM (+ / - 10%)

Product Mix                                            11%        3yr   ARMs  (+ / - 3%)
                                                       80%        5yr   ARMs  (+ / - 5%)
                                                       9%          7yr   ARMs  (+ / - 2%)
GWAC                                                   6.94% (+ / - .10%)
NWAC                                                   6.61% (+ / - .10%)
Floating Rate Index                                    15% - 6mo LIBOR (+/- 10%),
                                                       85% - 1yr LIBOR   (+/- 10%)
WA Net Margin                                          2.11% (+ / - .10%)
Cap Structure                                          Initial: 4.63% Avg (+ / - 5%)
                                                       Periodic: 2% (+ / - 5%) (Some are 1% semi-annual caps)
                                                       Lifetime: 5.19% Avg (+ / - 5%)
WA MTR                                                 58 months (+/-3)
WALA                                                   1 month (+/- 3)
Average loan size                                      $322,000 (+/- 50k)
Conforming Balance                                     51% (+/- 10%)
Average LTV                                            76% (+/- 10%)
Average FICO                                           709 (+/- 10 points)
Full / Alt documentation                               26% (+/- 10%)
No documentation                                       9% (+/- 10%)
Interest Only                                          88% (+/- 10%)
Owner occupied                                         78% (+/- 10%)
Property type                                          81% single family detached/PUD (+/- 10%)
Investor properties                                    16% (+/- 10%)
Loan purpose                                           24% cash-out refinance (+/- 10%)
Prepay penalties                                       11% (+/- 10%)
StateplaceCalifornia Concentration                     31% (+/- 10%)

NOTE:  ALL CHARACTERISTICS ARE PRELIMINARY AND ARE SUBJECT TO THE FINAL COLLATERAL POOL

This  material  was  prepared  by  sales,  trading,  banking  or  other  non-research  personnel  of one of the following:  Morgan Stanley & Co.  Incorporated,  Morgan  Stanley & Co.  International  Limited,  Morgan Stanley
Japan Limited  and/or Morgan  Stanley Dean Witter Asia Limited  (together  with their  affiliates,  hereinafter
"Morgan Stanley").  This material was not produced by a Morgan Stanley research analyst,  although it may refer
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The information contained in this material is subject to change, completion or amendment from time to time, and the information in this material supersedes information in any other communication relating to the
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This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where the offer, solicitation or sale is not permitted.
Unless  otherwise set forth in this  material,  any  securities referred  to in this material may not have been
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The  securities/instruments  discussed in this  material may not be suitable for all  investors.  This material
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Actual events may differ from those assumed and changes to any  assumptions  may have a material  impact on any
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estimated  returns or  projections  will be realized or that actual  returns or  performance  results  will not materially  differ from those  estimated  herein.  Some of the  information  contained in this  document may be aggregated data of transactions  in securities or other financial  instruments  executed by Morgan Stanley that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding  anything  herein to the contrary,  Morgan  Stanley and each  recipient  hereof agree that they
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limitation of any kind from the  commencement of discussions,  the U.S.  federal and state income tax treatment and tax structure of the transaction  and all materials of any kind (including  opinions or other tax analyses)
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This material may not be sold or redistributed without the prior written consent of Morgan Stanley.

                                          PRELIMINARY TERMSHEET
                                        [$87,998,100] APPROXIMATE

                                        RALI SERIES 2006-QA5 TRUST
                                             (ISSUING ENTITY)

                     MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2006-QA5
                                          GROUP II CERTIFICATES

                                     RESIDENTIAL FUNDING CORPORATION
                                      (SPONSOR AND MASTER SERVICER)

                                     RESIDENTIAL ACCREDIT LOANS, INC.
                                               (DEPOSITOR)

                                IMPORTANT NOTICE REGARDING THE CONDITIONS
                               FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THESE MATERIALS ARE BEING OFFERED WHEN, AS AND IF ISSUED.  IN
PARTICULAR, YOU ARE ADVISED THAT ASSET-BACKED SECURITIES, AND THE ASSET POOLS BACKING THEM, ARE SUBJECT
TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF
SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A
FINAL PROSPECTUS.  AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY
CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE
CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED
ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE
MATERIALS.  IF WE DETERMINE THAT CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU,
AND NEITHER THE ISSUER NOR THE UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION
OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A
CONSEQUENCE OF THE NON-DELIVERY.

                            IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

THIS MATERIAL HAS BEEN PREPARED FOR INFORMATION PURPOSES TO SUPPORT THE PROMOTION OR MARKETING OF THE
TRANSACTION OR MATTERS ADDRESSED HEREIN.  THIS IS NOT A RESEARCH REPORT AND WAS NOT PREPARED BY THE
MORGAN STANLEY RESEARCH DEPARTMENT.  IT WAS PREPARED BY MORGAN STANLEY SALES, TRADING, BANKING OR OTHER
NON-RESEARCH PERSONNEL.  THIS MATERIAL WAS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY
ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER UNDER U.S.
FEDERAL TAX LAWS.  EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER'S PARTICULAR CIRCUMSTANCES
FROM AN INDEPENDENT TAX ADVISOR. PAST PERFORMANCE IS NOT NECESSARILY A GUIDE TO FUTURE PERFORMANCE.
PLEASE SEE ADDITIONAL IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

                             STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING
TO WHICH THIS COMMUNICATION RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT
REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE
INFORMATION ABOUT THE DEPOSITOR, ISSUING TRUST AND THIS OFFERING.  YOU MAY GET THESE DOCUMENTS FOR FREE
BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.  ALTERNATIVELY, THE DEPOSITOR OR ANY UNDERWRITER
OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY
CALLING TOLL-FREE 1-866-718-1649.

                  IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THIS E-MAIL OR AT THE BOTTOM
OF THE E-MAIL COMMUNICATION TO WHICH THIS MATERIAL MAY HAVE BEEN ATTACHED ARE NOT APPLICABLE TO THESE
MATERIALS AND SHOULD BE DISREGARDED.  SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY
GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

-------------------------------------------------------------------------------------------------------------------------------
THIS MATERIAL WAS NOT PREPARED BY THE MORGAN STANLEY RESEARCH DEPARTMENT.  PLEASE REFER TO IMPORTANT INFORMATION AND
QUALIFICATION AT THE END OF THIS MATERIAL.
-------------------------------------------------------------------------------------------------------------------------------

                                                                              [FILED PURSUANT TO RULE 433]

TERM SHEET

RALI SERIES 2006-QA5 TRUST
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2006-QA5
GROUP II CERTIFICATES (AS DEFINED HEREIN)

RESIDENTIAL ACCREDIT LOANS, INC.
Depositor

RESIDENTIAL FUNDING CORPORATION
Sponsor and Master Servicer

DEUTSCHE BANK TRUST COMPANY AMERICAS
Trustee

MORGAN STANLEY & CO. INCORPORATED
Lead Underwriter

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE SECURITIES AND
EXCHANGE  COMMISSION,  OR SEC, FOR THE OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,
YOU SHOULD READ THE BASE PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS
FILED  WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE  DEPOSITOR  AND THE  OFFERING.  YOU MAY GET
THESE  DOCUMENTS AT NO CHARGE BY VISITING  EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE
DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE BASE
PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-718-1649.

THE  TRUST  WILL  HOLD A POOL OF ONE- TO FOUR-  FAMILY  RESIDENTIAL  HYBRID  ADJUSTABLE  RATE  FIRST  LIEN
MORTGAGE LOANS,  DIVIDED INTO TWO LOAN GROUPS:  LOAN GROUP I AND LOAN GROUP II. THE INFORMATION  CONTAINED
IN  THIS  TERM  SHEET  DESCRIBES  ONLY  THE  CERTIFICATES  RELATING  TO  LOAN  GROUP  II  (THE  "GROUP  II
CERTIFICATES" OR THE "OFFERED CERTIFICATES" AS APPLICABLE).

THIS TERM  SHEET IS NOT  REQUIRED  TO,  AND DOES NOT,  CONTAIN  ALL  INFORMATION  THAT IS  REQUIRED  TO BE
INCLUDED  IN THE  BASE  PROSPECTUS  AND THE  PROSPECTUS  SUPPLEMENT  FOR  THE  OFFERED  CERTIFICATES.  THE
INFORMATION IN THIS TERM SHEET IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE  INFORMATION IN THIS TERM SHEET,  IF CONVEYED PRIOR TO THE TIME OF YOUR  COMMITMENT TO PURCHASE ANY OF
THE OFFERED  CERTIFICATES,  SUPERSEDES  INFORMATION  CONTAINED IN ANY PRIOR  SIMILAR TERM SHEET,  THE TERM
SHEET SUPPLEMENT AND ANY OTHER FREE WRITING PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET AND THE RELATED  TERM SHEET  SUPPLEMENT  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN
OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

JUNE 20, 2006

      IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF OFFERED
   CERTIFICATES, THE TERM SHEET SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH RESPECT TO THE OFFERED
                                               CERTIFICATES

We provide  information  to you about the offered  certificates  in three or more separate  documents that provide progressively more detail:

         -        the related base prospectus,  dated March 3, 2006,  which provides general  information, some of which may not apply to the offered certificates;

         -        the term sheet  supplement,  dated June 20, 2006,  which  provides  general  information about series of  certificates  issued  pursuant to the  depositor's QA program,  some of which may not apply to the offered certificates; and

         -        this  term  sheet,   which  describes  terms   applicable  to  the  classes  of  offered
                  certificates   described  herein  and  provides  a  description  of  certain  collateral stipulations  regarding  the  mortgage  loans and the  parties to the  transaction,  and provides other information related to the offered certificates.

This term sheet  provides a very general  overview of certain terms of the offered  certificates  and does not contain  all of the  information  that you should  consider in making  your  investment  decision.  To understand  all of the terms of a class of the  offered  certificates,  you  should  read  carefully  this document, the term sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC website at www.sec.gov.

The registration statement to which this offering relates is Commission File Number 333-131213.

If the  description  of the offered  certificates  in this term sheet differs from the  description of the senior  certificates in the related base prospectus or the term sheet  supplement,  you should rely on the description  in this term  sheet.  Capitalized  terms used but not defined  herein  shall have the meaning ascribed thereto in the term sheet supplement and the related  base prospectus.

THE  INFORMATION  IN THIS TERM SHEET,  IF CONVEYED  PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT  TO
PURCHASE ANY OF THE OFFERED  CERTIFICATES,  SUPERSEDES  ANY  INFORMATION  CONTAINED  IN ANY PRIOR  SIMILAR
MATERIALS  RELATING  TO SUCH  CERTIFICATES.  THE  INFORMATION  IN THIS TERM SHEET IS  PRELIMINARY,  AND IS
SUBJECT TO  COMPLETION  OR CHANGE.  THIS TERM SHEET IS BEING  DELIVERED  TO YOU SOLELY TO PROVIDE YOU WITH
INFORMATION  ABOUT THE  OFFERING  OF THE  CERTIFICATES  REFERRED  TO IN THIS TERM  SHEET AND TO SOLICIT AN
OFFER TO PURCHASE THE  CERTIFICATES,  WHEN, AS AND IF ISSUED.  ANY SUCH OFFER TO PURCHASE MADE BY YOU WILL
NOT BE  ACCEPTED  AND  WILL  NOT  CONSTITUTE  A  CONTRACTUAL  COMMITMENT  BY YOU  TO  PURCHASE  ANY OF THE
CERTIFICATES, UNTIL WE HAVE ACCEPTED YOUR OFFER TO PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED  TO IN THESE  MATERIALS  ARE BEING SOLD WHEN,  AS AND IF ISSUED.  THE  ISSUING
ENTITY  IS NOT  OBLIGATED  TO ISSUE  SUCH  CERTIFICATES  OR ANY  SIMILAR  SECURITY  AND THE  UNDERWRITER'S
OBLIGATION  TO  DELIVER  SUCH  CERTIFICATES  IS SUBJECT TO THE TERMS AND  CONDITIONS  OF THE  UNDERWRITING
AGREEMENT  WITH THE ISSUING ENTITY AND THE  AVAILABILITY  OF SUCH  CERTIFICATES  WHEN, AS AND IF ISSUED BY
THE ISSUING ENTITY. YOU ARE ADVISED THAT THE TERMS OF THE OFFERED  CERTIFICATES,  AND THE  CHARACTERISTICS
OF THE MORTGAGE  LOAN POOL BACKING THEM,  MAY CHANGE (DUE,  AMONG OTHER THINGS,  TO THE  POSSIBILITY  THAT
MORTGAGE  LOANS THAT  COMPRISE THE POOL MAY BECOME  DELINQUENT  OR DEFAULTED OR MAY BE REMOVED OR REPLACED
AND THAT SIMILAR OR  DIFFERENT  MORTGAGE  LOANS MAY BE ADDED TO THE POOL,  AND THAT ONE OR MORE CLASSES OF
CERTIFICATES  MAY BE SPLIT,  COMBINED OR  ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A
FINAL  PROSPECTUS.  YOU ARE ADVISED  THAT  CERTIFICATES  MAY NOT BE ISSUED  THAT HAVE THE  CHARACTERISTICS
DESCRIBED  IN  THESE  MATERIALS.  THE  UNDERWRITER'S  OBLIGATION  TO  SELL  SUCH  CERTIFICATES  TO  YOU IS
CONDITIONED  ON THE  MORTGAGE  LOANS  AND  CERTIFICATES  HAVING  THE  CHARACTERISTICS  DESCRIBED  IN THESE
MATERIALS.  IF FOR ANY REASON THE ISSUING  ENTITY  DOES NOT DELIVER  SUCH  CERTIFICATES,  THE  UNDERWRITER
WILL NOTIFY YOU, AND NEITHER THE ISSUING  ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY  OBLIGATION TO YOU TO
DELIVER ALL OR ANY PORTION OF THE  CERTIFICATES  WHICH YOU HAVE  COMMITTED  TO  PURCHASE,  AND NONE OF THE
ISSUING  ENTITY NOR ANY  UNDERWRITER  WILL BE LIABLE FOR ANY COSTS OR DAMAGES  WHATSOEVER  ARISING FROM OR
RELATED TO SUCH NON-DELIVERY.

NEITHER THE ISSUING ENTITY OF THE CERTIFICATES OR ANY OF ITS AFFILIATES  PREPARED,  PROVIDED,  APPROVED OR
VERIFIED ANY  STATISTICAL OR NUMERICAL  INFORMATION  PRESENTED  HEREIN,  ALTHOUGH THAT  INFORMATION MAY BE
BASED IN PART ON LOAN LEVEL DATA PROVIDED BY THE ISSUING ENTITY OR ITS AFFILIATES.

RISK FACTORS

The offered  certificates are not suitable  investments for all investors.  In particular,  you should not purchase any class of offered  certificates  unless you understand the prepayment,  credit,  liquidity and market risks  associated with that class.  The offered  certificates  are complex  securities.  You should possess,  either alone or together with an  investment  advisor,  the expertise  necessary to evaluate the information  contained in this term sheet,  the term sheet  supplement and the related base prospectus for the offered  certificates  in the context of your  financial  situation and tolerance for risk. You should carefully  consider,  among other  things,  all of the  applicable  risk  factors in  connection  with the purchase of any class of the offered  certificates  listed in the section  entitled  "Risk Factors" in the term sheet supplement.

                                       [$87,998,100] (APPROXIMATE)
                                        RALI SERIES 2006-QA5 TRUST
                                             (ISSUING ENTITY)

                     MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2006-QA5
                                          GROUP II CERTIFICATES

                                     RESIDENTIAL FUNDING CORPORATION
                                      (SPONSOR AND MASTER SERVICER)

                                     RESIDENTIAL ACCREDIT LOANS, INC.
                                               (DEPOSITOR)

----------- ---------------- ----------------- ----------------- ------------ -------------------------- --------------- ---------------
OFFERED       DESCRIPTION       BALANCE(1)     EXPECTED RATINGS   AVG LIFE      PAYMENT WINDOW TO MTY       INITIAL         INITIAL
                                                                                                         SUBORDINATION    PASS-THROUGH
 CLASSES                                       (S&P / MOODY'S)    TO MTY(2)              (2)                 LEVEL            RATE
=========== ================ ================= ================= ============ ========================== =============== ===============
----------- ---------------- ----------------- ----------------- ------------ -------------------------- --------------- ---------------
  II-A-1        Senior         $78,009,000         AAA/Aaa           3.3            07/06 - 06/36            6.65%          6.27%(3)
----------- ---------------- ----------------- ----------------- ------------ -------------------------- --------------- ---------------
----------- ---------------- ----------------- ----------------- ------------ -------------------------- --------------- ---------------
  II-A-2        Senior          $5,558,000         AAA/Aa1           3.3            07/06 - 06/36            6.65%          6.27%(3)
----------- ---------------- ----------------- ----------------- ------------ -------------------------- --------------- ---------------
----------- ---------------- ----------------- ----------------- ------------ -------------------------- --------------- ---------------
  II-R-I        Senior             $100            AAA/Aaa           0.1            07/06 - 06/36            6.65%          6.27%(3)
----------- ---------------- ----------------- ----------------- ------------ -------------------------- --------------- ---------------
----------- ---------------- ----------------- ----------------- ------------ -------------------------- --------------- ---------------
  II-M-1       Mezzanine        $1,925,000          AA/NR            6.1            07/06 - 06/36            4.50%          6.27%(3)
----------- ---------------- ----------------- ----------------- ------------ -------------------------- --------------- ---------------
----------- ---------------- ----------------- ----------------- ------------ -------------------------- --------------- ---------------
  II-M-2       Mezzanine        $1,880,000           A/NR            6.1            07/06 - 06/36            2.40%          6.27%(3)
----------- ---------------- ----------------- ----------------- ------------ -------------------------- --------------- ---------------
----------- ---------------- ----------------- ----------------- ------------ -------------------------- --------------- ---------------
  II-M-3       Mezzanine         $626,000           BBB/NR           6.1            07/06 - 06/36            1.70%         6.27%((3))
----------- ---------------- ----------------- ----------------- ------------ -------------------------- --------------- ---------------
----------- ---------------- -----------------------------------------------------------------------------------------------------------
  II-B-1      Subordinate                                                Not Offered Hereby
----------- ---------------- -----------------------------------------------------------------------------------------------------------
----------- ---------------- -----------------------------------------------------------------------------------------------------------
  II-B-2      Subordinate
----------- ---------------- -----------------------------------------------------------------------------------------------------------
----------- ---------------- -----------------------------------------------------------------------------------------------------------
  II-B-3      Subordinate
----------- ---------------- -----------------------------------------------------------------------------------------------------------

Notes:
(1)      Bond sizes subject to a variance of plus or minus 10%.
(2)      Based on 25% CPR, run to investor settle of June 30, 2006.
(3)      The pass-through rate for the Class II-A, Class II-M-1, Class II-M-2, and Class II-M-3
         Certificates will be equal to the weighted average of the Net Mortgage Rates of the group II mortgage loans.

COLLATERAL STIPULATIONS - MORTGAGE POOL CHARACTERISTICS

---------------------------------------------------------------------------------------------------------------------------------
AGGREGATE POOL (LOAN GROUP I AND LOAN GROUP II) - STIPULATED MORTGAGE POOL CHARACTERISTICS
---------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
MORTGAGE LOAN TYPE:                                                  3 year         5 year         7 year         Aggregate
                                                                   Adjustable     Adjustable     Adjustable
                                                                   Rate Period    Rate Period   Rate Period
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
AGGREGATE STATED PRINCIPAL BALANCE (+/- 10%):                      $70mm          $485mm        $145mm                   $700mm
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
GROSS WEIGHTED AVERAGE COUPON (+/- 0.10):                                6.830%         6.860%        6.860%             6.857%
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
WEIGHTED AVERAGE PASS-THRU RATE (+/- 0.10):                              6.517%         6.535%        6.559%             6.538%
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
WEIGHTED AVERAGE GROSS MARGIN (+/-0.15):                                  2.37%          2.50%         2.35%              2.46%
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
WEIGHTED AVERAGE CAP AT THE ROLL (+/- 0.15):                              2.30%          5.02%         5.02%              4.75%
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
WEIGHTED AVERAGE PERIODIC CAP (+/- 0.15):                                 1.93%          1.70%         1.96%              1.78%
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
WEIGHTED AVERAGE LIFE CAP (+/- 0.15):                                     5.97%          5.02%         5.02%              5.12%
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
WEIGHTED AVERAGE AMORTIZATION TERM (+/- 1 MONTH):                         360.2          360.3           360              360.2
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
WEIGHTED AVERAGE ORIGINAL MATURITY (+/- 1 MONTH):                           360            360           360                360
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
WEIGHTED AVERAGE REMAINING MATURITY (+/- 1 MONTH):                          359            359           359                359
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
MONTHS TO ROLL (+/- 1 MONTH):                                                35             59            83                 62
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
WEIGHTED AVERAGE LTV RATIO (+/- 5):                                      75.80%         76.20%        75.70%             76.06%
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
CALIFORNIA CONCENTRATION (+/-10):                                        27.00%         35.00%        35.00%             34.20%
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
FULL/ALT DOCUMENTATION (+/- 10):                                         16.50%         26.00%        26.50%             25.15%
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
CASH OUT REFINANCE (+/- 10):                                             20.00%         25.00%        27.00%             24.91%
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
SINGLE FAMILY DETACHED (+/- 10):                                         77.00%         77.00%        78.00%             77.21%
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
INVESTOR PROPERTY (+/- 10):                                              19.00%         17.50%        19.00%             17.96%
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
INTEREST ONLY MORTGAGE LOANS (+/-10):                                    89.00%         89.00%        84.00%             87.96%
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
WEIGHTED AVERAGE FICO (+/- 10):                                             714            713           707                712
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
AVERAGE MORTGAGE LOAN BALANCE (+/- 10%):                          $276,000       $348,000       $296,000               $330,029
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
CONFORMING BALANCE (+/-10) :                                              63.0%          43.0%         57.0%              47.9%
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
----------------------------------------------------------------- -------------- -------------- ------------- -------------------
PREPAYMENT PENALTY (+/-10):                                               20.0%           7.0%          6.0%               8.1%
----------------------------------------------------------------- -------------- -------------- ------------- -------------------

The percentages set forth in the tables above,  other than any weighted  averages,  are percentages of the aggregate  principal  balance of the actual mortgage loans to be included in the related loan group on the
Closing Date, as of the Cut-off Date,  after  deducting  payments of principal due during the month of the
Cut-off  Date.  Any weighted  average is weighted  based on the principal  balance of the actual  mortgage loans to be  included  in the  related  loan group on the Closing  Date,  as of the  Cut-off  Date,  after deducting payments of principal due during the month of the Cut-off Date.

A  percentage  expressed in  parenthesis  for a category in the tables above  reflects the  percentage  by which the number  set forth for such  category  may vary in the  actual  mortgage  loans  included  in the related  loan group on the Closing  Date.  For  example the  Aggregate  Mortgage  Balance of the  mortgage loans on the Closing Date, as of the Cut-off Date,  after  deducting  payments of principal due during the month of the Cut-off Date, could be lower or higher than the amount specified by as much as 10%.

A number  expressed  in  parenthesis  for a category in the tables  above  reflects the amount by which the number or percentage  set forth for such  category may vary in the actual  mortgage  loans  included in the related loan group on the Closing Date.  For example,  the Cash Out Refinance  percentage  for the mortgage loans could vary from 14.91% to 34.91% of the aggregate  principal  balance of the actual mortgage loans on the Closing  Date, as of the Cut-off Date,  after  deducting  payments of principal due during the month of the Cut-off Date.

The trust will hold a pool of one- to four- family  residential  hybrid adjustable rate first lien mortgage loans,  divided into two loan  groups:  loan group I and loan group II. Loan group I is expected to consist of all of the  three-year  and  five-year  adjustable  rate  period  mortgage  loans and a  portion  of the seven-year  adjustable rate period  mortgage  loans.  Loan group II is expected to consist of the remaining seven -year adjustable rate period mortgage loans.

The information set forth below, entitled "Preliminary Collateral Infromation for RALI 2006-QA5", was
derived from a preliminary pool of mortgage loans which is not representative of the mortgage loans that will comprise the final mortgage loan pool. The preliminary pool of mortgage loans represents only a subset of the final mortgage loan pool and mortgage loans that are included in the preliminary mortgage loan pool may be removed from the final mortgage loan pool. It is expected that the characteristics of the final mortgage loan pool will differ, and may differ materially, from the characteristics of the preliminary pool of mortgage loans and the preliminary information may differ materially from information of a similar type if derived from the final mortgage loan pool. Although the characteristics of the final mortgage loan pool are expected to be within the parameters for the mortgage loan characteristics as set forth in the tables entitled "Collateral Stipulations - Mortgage Pool
Characteristics," they are not expected to conform in all material respects to the characteristics of the preliminary mortgage loan pool. You should refer to the parameters for the mortgage loan characteristics in the tables entitled "Collateral Stipulations - Mortgage Pool Characteristics" in this term sheet.
                           PRELIMINARY COLLATERAL INFORMATION FOR RALI 2006-QA5
                                        Group II: Alt-A Collateral
                                            $92MM (+ / - 10%)

Product Mix                                            100%       7yr   ARMs
GWAC                                                   6.57% (+ / - .10%)
NWAC                                                   6.27% (+ / - .10%)
Floating Rate Index                                    4%   - 6mo LIBOR (+ / - 10%),
                                                       96% - 1yr LIBOR   (+ / - 10%)
WA Net Margin                                          2.13% (+ / - .10%)
Cap Structure                                          Initial: 4.97% Avg (+ / - 5%)
                                                       Periodic: 2% (+ / - 5%) (Some are 1% semi-annual caps)
                                                       Lifetime: 5.07% Avg (+ / - 5%)
WA MTR                                                 83 months (+/-3)
WALA                                                   1 month (+/- 3)
Average loan size                                      $328,000 (+/- 50k)
Conforming Balance                                     53% (+/- 10%)
Average LTV                                            74% (+/- 10%)
Average FICO                                           714 (+/- 10 points)
Full / Alt documentation                               27% (+/- 10%)
No documentation                                       6% (+/- 10%)
Interest Only                                          83% (+/- 10%)
Owner occupied                                         83% (+/- 10%)
Property type                                          82% single family detached/PUD (+/- 10%)
Investor properties                                    13% (+/- 10%)
Loan purpose                                           32% cash-out refinance (+/- 10%)
Prepay penalties                                       8% (+/- 10%)
California Concentration                               42% (+/- 10%)
NOTE:  ALL CHARACTERISTICS ARE PRELIMINARY AND ARE SUBJECT TO THE FINAL COLLATERAL POOL.

CERTAIN TRANSACTION INFORMATION

UNDERWRITER:                        Morgan Stanley & Co. Incorporated

SIGNIFICANT SERVICERS:              Servicers that may  subservice 10% or more by principal  amount of the
                                    mortgage  loans  include  HomeComings   Financial  Network,   Inc.,  a
                                    wholly-owned subsidiary of Residential Funding.

SIGNIFICANT ORIGINATORS:            Originators  that originated 10% or more of the mortgage loans include
                                    HomeComings  Financial  Network,  Inc., a  wholly-owned  subsidiary of
                                    Residential Funding.

CUT-OFF DATE:                       June 1, 2006.

CLOSING DATE:                       On or about June 29, 2006.

DISTRIBUTION DATE:                  25th of each  month,  or the  next  business  day if such day is not a business day, commencing in July 2006.

ASSUMED FINAL
DISTRIBUTION DATES:                 The  distribution  date in July 2036.  The actual  final  distribution date could be substantially earlier.

FORM OF CERTIFICATES:               Book-entry:  Class II-A and Class II-M Certificates.  Physical:  Class
                                    II-R-I

MINIMUM DENOMINATIONS:              Class II-A  Certificates,  other than any Interest Only  Certificates, and those  classes  of Class II-M  Certificates  rated in at least the second  highest  rating  category  by one of the rating  agencies,  in minimum  denominations  representing an original  principal  amount of
                                    $100,000  and  integral  multiples  of $1,000 in excess  thereof.  All other classes of Class II-M  Certificates in minimum  denominations of
                                    $250,000 and integral multiples of $1,000 in excess thereof.  Interest
                                    Only Certificates: $2,000,000 notional amount.

SENIOR CERTIFICATES:                Class II-A and Class II-R-I Certificates.

SUBORDINATE CERTIFICATES:           Class II-M  Certificates  and Class  II-B  Certificates,  if any.  The
                                    Subordinate  Certificates  will  provide  credit  enhancement  to  the
                                    Senior Certificates.

PRIORITY OF DISTRIBUTIONS:          From the Group II Senior  Principal  Distribution  Amount,  pay to the
                                    Class II-A-1 and Class II-A-2 prorata until retired.

ERISA:                              Subject to the considerations  contained in the term sheet supplement, the  Class  II-A  Certificates  and  Class  II-M  Certificates  may be
                                    eligible for purchase by persons  investing assets of employee benefit plans or individual retirement accounts assets.

                                    See "ERISA  Considerations"  in the term sheet  supplement  and in the related base prospectus.

SMMEA:                              When  issued  the  offered  certificates  rated in at least the second highest  rating  category  by one  of  the  rating  agencies  will  be
                                    "mortgage related  securities" for purposes of the Secondary  Mortgage
                                    Market  Enhancement Act of 1984, or SMMEA,  and the remaining  classes
                                    of  certificates  will  not  be  "mortgage  related   securities"  for
                                    purposes of SMMEA.

                                    See  "Legal  Investment"  in the  term  sheet  supplement  and  "Legal
                                    Investment Matters" in the related base  prospectus.

TAX STATUS:                         For federal  income tax purposes,  the  depositor  will elect to treat the portion of the trust  consisting of the related mortgage loans and certain other  segregated  assets as one or more real estate  mortgage investment conduits.  The offered  certificates,  other than the Class
                                    II-R-I Certificates,  will represent ownership of regular interests in a real  estate  mortgage  investment  conduit  and  generally  will be treated  as  representing  ownership  of debt for  federal  income tax purposes.  You will be required to include in income all  interest and original issue  discount,  if any, on such  certificates in accordance with  the  accrual  method  of  accounting  regardless  of your  usual methods of accounting.  For federal  income tax purposes,  the Class R
                                    Certificates  for any series will  represent  residual  interests in a real estate mortgage investment conduit.

                                    For further information  regarding the federal income tax consequences of  investing  in the  offered  certificates,  see  "Material  Federal
                                    Income  Tax  Consequences"  in the term  sheet  supplement  and in the related base  prospectus.

CREDIT ENHANCEMENT

Credit  enhancement for the Senior  Certificates  will be provided by the  subordination of the Class II-M
Certificates and Class II-B  Certificates,  as and to the extent  described in the term sheet  supplement.
Most realized  losses on the mortgage  loans will be allocated to the Class II-B  Certificates,  beginning with the class of Class  II-B  Certificates  with the  lowest  payment  priority,  and then the Class II-M
Certificates,  beginning with the class of Class II-M Certificates  with the lowest payment  priority,  in each case  until the  certificate  principal  balance of that class of  certificates  has been  reduced to zero.  When losses are allocated to a class of  certificates,  the  certificate  principal  balance of the class to which the loss is allocated is reduced, without a corresponding payment of principal.

If the aggregate certificate  principal balance of the Subordinate  Certificates has been reduced to zero, losses on the mortgage loans in a loan group will be allocated  among the related Senior  Certificates  in accordance with their respective  remaining  certificate  principal balances or accrued interest,  subject to the special rules described in any final term sheet for a class of certificates.

Not all losses will be allocated in the priority  described  above.  Losses due to natural  disasters such as floods and  earthquakes,  fraud in the  origination  of a mortgage  loan, or some losses related to the bankruptcy  of a mortgagor  related to the  mortgage  loans in a loan group will be allocated as described in the preceding  paragraphs  only up to specified  amounts.  Losses of these types on mortgage loans in a loan  group in excess  of the  specified  amounts  and losses due to other  extraordinary  events  will be allocated  proportionately  among all  outstanding  classes  of  certificates  related  to that loan group except as stated in the term sheet  supplement.  Therefore,  the  Subordinate  Certificates  do not act as
credit enhancement for the Senior Certificates for these losses.

See "Description of the Certificates--Allocation of Losses; Subordination" in the term sheet supplement.

ADVANCES

For any month,  if the Master  Servicer does not receive the full  scheduled  payment on a mortgage  loan, the Master  Servicer will advance  funds to cover the amount of the  scheduled  payment that was not made.
However,  the  Master  Servicer  will  advance  funds  only if it  determines  that  the  advance  will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in the term sheet supplement.

OPTIONAL TERMINATION

On any distribution  date on which the aggregate  outstanding  principal  balance of the mortgage loans in the related loan group as of the related  determination  date is less than 10% of their  aggregate  stated
principal balance as of the cut-off date, the master servicer may, but will not be required to:

         o        purchase from the trust all of the remaining  mortgage  loans in the related loan group, causing an early retirement of the related certificates; or

         o        purchase all of the related certificates.

Under either type of optional purchase,  holders of the outstanding  related  certificates are entitled to receive the outstanding  certificate  principal balance of the certificates in full with accrued interest, as and to the extent  described  in the term sheet  supplement.  However,  any  optional  purchase  of the remaining  mortgage  loans in the related  loan group may result in a shortfall to the holders of the most subordinate  classes of related  certificates  outstanding,  if the trust then holds  properties  acquired from  foreclosing  upon  defaulted  loans.  In either case,  there will be no  reimbursement  of losses or interest shortfalls allocated to the certificates.

See  "Pooling  and  Servicing  Agreement--Termination"  in the term sheet  supplement  and "The Pooling and
Servicing Agreement--Termination; Retirement of Certificates" in the related base prospectus.

This  material  was  prepared by sales,  trading,  banking or other  non-research  personnel of one of the following:  Morgan Stanley & Co. Incorporated,  Morgan Stanley & Co. International Limited, Morgan Stanley
Japan  Limited  and/or  Morgan  Stanley  Dean  Witter  Asia  Limited   (together  with  their  affiliates,
hereinafter  "Morgan  Stanley").  This  material was not produced by a Morgan  Stanley  research  analyst, although  it may  refer  to a Morgan  Stanley  research  analyst  or  research  report.  Unless  otherwise indicated,  these views (if any) are the  author's and may differ from those of the Morgan  Stanley  fixed income or equity research department or others in the firm.

This  material may have been  prepared by or in  conjunction  with Morgan  Stanley  trading desks that may deal as principal in or own or act as market  maker or liquidity  provider for the  securities/instruments
(or related  derivatives)  mentioned  herein.  The  trading  desk may have  accumulated  a position in the subject  securities/instruments  based on the  information  contained  herein.  Trading desk materials are not  independent of the proprietary  interests of Morgan Stanley,  which may conflict with your interests.
Morgan  Stanley may also  perform or seek to perform  investment  banking  services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is subject to change, completion or amendment from time to time, and the information in this material supersedes information in any other communication relating to the securities referred to in this material.

This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where the offer, solicitation or sale is not permitted.
Unless  otherwise set forth in this  material,  any  securities referred  to in this material may not have
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sold absent an  exemption  therefrom.  Recipients  are  required  to comply with any legal or  contractual
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The  securities/instruments  discussed  in this  material  may not be  suitable  for all  investors.  This material has been  prepared and issued by Morgan  Stanley for  distribution  to market  professionals  and
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any proposed transaction,  recipients should determine, in consultation with their own investment,  legal, tax,  regulatory  and  accounting  advisors,  the economic  risks and merits,  as well as the legal,  tax, regulatory and accounting  characteristics  and  consequences,  of the  transaction.  You should  consider this material as only a single factor in making an investment decision.

Options are not for everyone.  Before  purchasing or writing  options,  investors  should  understand  the nature and extent of their  rights  and  obligations  and be aware of the risks  involved,  including  the risks  pertaining to the business and  financial  condition of the issuer and the  security/instrument.  A secondary market may not exist for these  securities.  For Morgan Stanley  customers who are purchasing or
writing   exchange-traded   options,   please  review  the  publication   `Characteristics  and  Risks  of
Standardized Options,' which is available from your account representative.

The value of and income from  investments may vary because of changes in interest rates,  foreign exchange
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financial  conditions  of companies or other  factors.  There may be time  limitations  on the exercise of options or other rights in  securities/instruments  transactions.  Past  performance is not  necessarily a guide to future  performance.  Estimates of future  performance  are based on assumptions  that may not be realized.  Actual  events may  differ  from  those  assumed  and  changes  to any  assumptions  may have a material  impact on any  projections  or estimates.  Other events not taken into account may occur and may
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Accordingly,  there can be no assurance  that estimated  returns or  projections  will be realized or that actual returns or performance  results will not materially  differ from those  estimated  herein.  Some of
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underlying transactions of any particular customer.

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affiliates, agents or advisors

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